SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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The Charles Schwab Corporation

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2013 Proxy Statement

March 29, 2013

Dear Fellow Stockholders,

We cordially invite you to attend our 2013 Annual Meeting of Stockholders to be held on Thursday, May 16, 2013, at 2:00 p.m. Pacific Time. The annual meeting will be held at www.schwabevents.com/corporation, or you also may attend in person at 211 Main Street, San Francisco, California. Please follow the registration instructions as outlined in this proxy statement to attend the meeting either virtually via the internet or in person.

At the annual meeting, we will conduct the items of business outlined in this proxy statement. We also will report on our corporate performance in 2012 and answer your questions.

Your vote is important. We encourage you to read this proxy statement carefully and to vote your shares as soon as possible, even if you plan to attend the meeting. Voting instructions are contained on the proxy card or voting instruction form that you received with this proxy statement.

We look forward to your participation.

Sincerely,

CHARLES R. SCHWAB	WALTER W. BETTINGER II
CHAIRMAN	PRESIDENT AND CHIEF EXECUTIVE OFFICER

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PROXY SUMMARY

This summary highlights information contained in the proxy statement. This summary does not contain all of the information that you should consider, and you should review all of the information contained in the proxy statement before voting.

ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, May 16, 2013
Time:	2:00 p.m., Pacific Time
Location:	www.schwabevents.com/corporation or
211 Main Street, San Francisco, California
Record Date:	March 18, 2013
Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote.
Registration:	Please follow the advance registration instructions contained in the proxy statement on page 1.

VOTING PROPOSALS

	Board Recommendation	Page
Election of Directors
Stephen A. Ellis	For	2
Arun Sarin	For	2
Charles R. Schwab	For	2
Paula A. Sneed	For	2
Ratification of Independent Auditors	For	14
Advisory Approval of Named Executive Officer Compensation	For	17
Approval of the 2013 Stock Incentive Plan	For	51
Stockholder Proposal on Political Contributions	Against	61
Stockholder Proposal regarding Proxy Access	Against	62

DIRECTOR NOMINEES

We ask that you vote for the election of Stephen A. Ellis, Arun Sarin, Charles R. Schwab, and Paula A. Sneed. The following table provides summary information on these nominees; complete biographical information is contained in the proxy statement.

Name	Age	Director Since	Occupation	Skills	Independent	Committees
Stephen A. Ellis	50	2012	Chief Executive Officer, Asurion, LLC	Global consulting and leadership experience	X	Risk Nominating

Arun Sarin	58	2009	Former Chief Executive Officer, Vodafone Group Plc	Public company knowledge and leadership experience	X	Audit Nominating

Charles R. Schwab	75	1986	Chairman, The Charles Schwab Corporation	Founder and Chairman of The Charles Schwab Corporation

Paula A. Sneed	65	2002	Chairman and Chief Executive Officer, Phelps Prescott Group, LLC	Marketing skills and general management and leadership experience	X	Compensation Nominating

INDEPENDENT AUDITORS

We ask that you ratify the appointment of Deloitte & Touche LLP and the member firms of Deloitte Touche Tohmatsu (collectively referred to as “Deloitte”) as the company’s independent registered public accounting firm for the 2013 fiscal year. While the Audit Committee has the sole authority to retain the independent auditors, we are asking for your ratification as part of the Audit Committee’s evaluation process of the independent registered public accounting firm for the 2013 fiscal year.

Fees for services provided by Deloitte in the last two fiscal years were:

	2012	2011
	(amounts in millions)
Audit Fees	$6.4	$5.2

Audit-Related Fees	2.1	1.8

Tax Fees	0.1	0.1

All Other Fees	None	None

Total	$8.6	$7.1

EXECUTIVE COMPENSATION

We ask you to approve on an advisory basis the compensation of our named executive officers, i.e., the Chief Executive Officer, the Chief Financial Officer, the next three most highly compensated executive officers, and a former executive officer who served for a portion of 2012. The advisory approval of named executive officer compensation is required by federal law, and while the vote is not binding, the Compensation Committee considers the vote as part of its evaluation of executive compensation programs.

2012 Executive Compensation Highlights

In 2012, our management team continued to pursue its strategy of putting clients first. This investment in clients combined with expense discipline resulted in a pre-tax profit margin of 29.7% and return on common equity of 11%.

The company’s compensation programs are designed to link pay to the long-term performance of the company. Key elements of compensation include:

Element	Form	Terms	Objectives

Base Salary	• Cash	• Reviewed annually	• Attract, motivate and retain executives

Annual Incentives	• Cash	• Subject to satisfaction of performance criteria	• Attract, motivate and retain executives • Tie pay to individual performance • Link pay with company financial performance

Long-Term Incentives	• Performance-based restricted stock units	• Restricted stock units vest 25% per year subject to satisfaction of performance criteria	• Attract, motivate and retain executives • Tie pay to individual performance

	• Stock options	• Stock options generally vest 25% per year and have a ten-year term	• Link pay with company financial performance • Align with long-term interests of stockholders

Financial performance in 2012 supported an annual cash incentive payout below the target award set for earnings per share, and the Compensation Committee approved funding at 73% of the target award for the named executive officers. The performance goal for performance-based restricted stock units granted in 2012 was set as cumulative return on equity exceeding the cumulative cost of equity to align the executives’ interests with long-term interests of stockholders. These units vest only if the performance goals are satisfied for the annual performance period or the four-year performance period ending December 31, 2015.

Summary compensation information for the named executive officers in 2012 is contained in the following table. As discussed in the proxy statement, these amounts are presented in accordance with accounting assumptions and Securities and Exchange Commission rules, and the amount that the executive actually receives may vary substantially from what is reported in the equity columns of the table.

2012 SUMMARY COMPENSATION

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Walter W. Bettinger II President and Chief Executive Officer	983,333	—	2,600,000	3,900,000	2,691,875	57,224	10,232,432

Joseph R. Martinetto Chief Financial Officer	522,917	3,976	560,000	840,000	572,594	18,862	2,518,349

John S. Clendening Executive Vice President – Investor Services	495,833	—	560,000	840,000	542,937	18,467	2,457,237

James D. McCool Executive Vice President – Client Solutions	545,833	—	600,000	900,000	697,302	24,555	2,767,690

Charles R. Schwab Chairman	500,000	—	1,200,000	1,800,000	912,500	25,072	4,437,572

Benjamin L. Brigeman Former Executive Vice President – Investor Services	343,750	—	600,000	600,000	—	1,294,165	2,837,915

2013 STOCK INCENTIVE PLAN

We ask that stockholders approve the 2013 Stock Incentive Plan. The 2004 Stock Incentive Plan will expire in 2014, and approval of the 2013 Stock Incentive Plan will permit us to meet the company’s long-term incentive needs without disrupting normal granting practices.

STOCKHOLDER PROPOSALS

There are stockholder proposals to vote on that are described in the proxy statement.

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NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

The 2013 Annual Meeting of Stockholders of The Charles Schwab Corporation will be held as a virtual event on Thursday, May 16, 2013, at 2:00 p.m. Pacific Time, at www.schwabevents.com/corporation. You also may attend in person at 211 Main Street, San Francisco, California. At the annual meeting, we will conduct the following items of business:

•	elect four directors for three-year terms,

•	vote to ratify the selection of independent auditors,

•	vote for the approval, on an advisory basis, of compensation of named executive officers,

•	vote for the approval of the 2013 Stock Incentive Plan,

•	vote on two stockholder proposals, and

•	consider any other business properly coming before the meeting.

Stockholders who owned shares of our common stock at the close of business on March 18, 2013 are entitled to attend and vote at the meeting and any adjournment or postponement of the meeting. A complete list of registered stockholders will be available prior to the meeting at our principal executive offices at 211 Main Street, San Francisco, California 94105.

By Order of the Board of Directors,

CARRIE E. DWYER
EXECUTIVE VICE PRESIDENT,
GENERAL COUNSEL AND
CORPORATE SECRETARY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Stockholders to be Held on May 16, 2013. The proxy statement and annual report to security holders are available in the “Investor Relations” section of our web site at

www.aboutschwab.com.

Your Vote is Important

Please vote as promptly as possible by following the instructions on your proxy card or voting instruction form. If you plan to attend the meeting virtually via the internet or in person, you must register by following the instructions contained in the “Information about the Annual Meeting”

section of this proxy statement.

PROXY STATEMENT

The Board of Directors is sending these proxy materials to you on or about March 29, 2013. Stockholders who owned the company’s common stock at the close of business on March 18, 2013 may attend and vote at the annual meeting. Each share is entitled to one vote. There were 1,279,644,788 shares of common stock outstanding on March 18, 2013.

INFORMATION ABOUT THE ANNUAL MEETING

How do I register for the annual meeting?

You must register in advance to attend the annual meeting virtually via the internet or in person. While you may watch the webcast without registering, you will not be able to access the area of the website where you can ask questions and vote.

To register to attend the annual meeting virtually via the internet or in person, please go to:

www.schwabevents.com/corporation.

You will be asked to provide your name, complete mailing address, email address and proof that you own Schwab shares (such as the Schwab account number in which you hold the shares, or the name of the broker and number of shares that you hold in an account outside of Schwab).

You also may write the Assistant Corporate Secretary at the address in the “Corporate Governance Information” section of this proxy statement or call the Assistant Corporate Secretary at (415) 667-9979 if you plan to attend the in-person meeting.

How may I vote shares at the annual meeting?

If you plan to vote at the annual meeting and your shares are held in “street name” (e.g., through a bank or broker), you will need a legal proxy to vote your shares at the annual meeting. You may obtain a legal proxy from your bank or broker. If you plan to vote at the virtual meeting, please send your legal proxy to our transfer agent, Wells Fargo Bank, N.A., by fax to (651) 450-4026 or email to wfssproxyteam@wellsfargo.com. If you plan to vote at the in-person meeting, please bring the legal proxy with you.

If you hold shares registered in your name (e.g., in certificate form), you will not need a legal proxy to vote your shares.

How do I access the virtual annual meeting?

To access the virtual annual meeting, please go to:

www.schwabevents.com/corporation.

If you register in advance to attend the annual meeting, we will email you information on how to access the area of the virtual meeting where you will be able to submit questions and vote.

How do I attend the in-person meeting?

If you plan to attend the in-person meeting, in accordance with our security procedures, you will be asked to present picture identification to enter the meeting. Attendance at the annual meeting is limited to stockholders or one named representative of a stockholder. Seating is limited and, therefore, admission to the annual meeting is on a first-come, first-served basis. If you will be naming a representative to attend the meeting on your behalf, the name, address and telephone number of that individual must also be provided.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Nominees for directors this year are:

•	Stephen A. Ellis

•	Arun Sarin

•	Charles R. Schwab

•	Paula A. Sneed

Each nominee is presently a director of the company and has consented to serve a three-year term. Biographical information about each of the nominees is contained in the following section.

MEMBERS OF THE BOARD OF DIRECTORS

NANCY H. BECHTLE

DIRECTOR SINCE 1992

Ms. Bechtle, age 75, served as President and Chief Executive Officer of the San Francisco Symphony from 1987 until 2001 and has served as a member of the San Francisco Symphony Board of Governors since 1984. She was a director and Chief Financial Officer of J.R. Bechtle & Co., an international consulting firm, from 1979 to 1998. Ms. Bechtle has served as Chairman and a director of Sugar Bowl Corporation, a ski resort operator, since 1998. She was appointed a director of the Presidio Trust in 2008 and currently serves as its Chairman. She also served as a director of the National Park Foundation from 2002 until 2008 and was its Vice Chairman from 2005 until 2008. Ms. Bechtle’s term expires in 2015.

Ms. Bechtle brings leadership skills and financial experience to the board, having served as Chief Financial Officer of J.R. Bechtle & Co., Chairman of Sugar Bowl Corporation and Chief Executive Officer of the San Francisco Symphony. She has deep knowledge of the company and its business, having served on our board since 1992.

WALTER W. BETTINGER II

DIRECTOR SINCE 2008

Mr. Bettinger, age 52, has served as President and Chief Executive Officer of The Charles Schwab Corporation and a member of the Board of Directors since 2008. He also serves as a member of the Board of Directors of Charles Schwab Bank and Charles Schwab & Co., Inc., and as a trustee of The Charles Schwab Family of Funds, Schwab Investments, Schwab Capital Trust, Schwab Annuity Portfolios, Laudus Trust, Laudus Institutional Trust, and Schwab Strategic Trust, all registered investment companies. Prior to assuming his current role, he served as President and Chief Operating Officer of the company. He also served as Executive Vice President and President – Schwab Investor Services from 2005 until 2007, Executive Vice President and Chief Operating Officer – Individual Investor Enterprise from 2004 until 2005, Executive Vice President and President – Corporate Services from 2002 until 2004 and Executive Vice President and President – Retirement Plan Services from 2000 until 2002. Mr. Bettinger joined the company in 1995 as part of the acquisition of The Hampton Company, which he founded in 1983. Mr. Bettinger’s term expires in 2015.

Mr. Bettinger has significant financial services experience, having served in a senior executive role overseeing sales, service, marketing and operations. As Chief Executive Officer of the company, Mr. Bettinger works closely with the board in evaluating and enhancing the strategic position of the company.

C. PRESTON BUTCHER

DIRECTOR SINCE 1988

Mr. Butcher, age 74, has been Chairman and Chief Executive Officer of Legacy Partners (formerly Lincoln Property Company N.C., Inc.), a real estate development and management firm, since 1998 and Chairman of the Board, Chief Executive Officer and Director of KBS Legacy Partners Apartment REIT, Inc., a real estate investment trust, since 2009. Mr. Butcher served as President, Chief Executive Officer and Regional Partner of Lincoln Property Company N.C., Inc. from 1967 until 1998. He is a director of Northstar Realty Finance Corp. Mr. Butcher’s term expires in 2015.

Mr. Butcher brings leadership skills and experience in complex financial transactions to the board as Chairman and Chief Executive Officer of Legacy Partners. He has deep knowledge of the company and its business, having served on our board since 1988.

STEPHEN A. ELLIS

DIRECTOR SINCE 2012

Mr. Ellis, age 50, has served as Chief Executive Officer of Asurion, LLC, a provider of consumer technology protection services, since October 2012. Prior to Asurion, Mr. Ellis served as Worldwide Managing Director of Bain & Company, a management consulting firm, from 2005 until 2012, and as Managing Partner for Bain’s West Coast offices from 1999 through 2004. Mr. Ellis joined Bain in 1993. Mr. Ellis is a nominee for election this year.

Mr. Ellis brings leadership skills and experience in global management consulting to the board, having served as Worldwide Managing Director of Bain & Company and Chief Executive Officer of Asurion, LLC.

MARK A. GOLDFARB

DIRECTOR SINCE 2012

Mr. Goldfarb, age 61, is a founding and Managing Director of SS&G, an independent accounting and business consulting firm with affiliated entities, SS&G Parkland, SS&G Healthcare, SS&G Wealth Management and SS&G Payroll Processing. He served on the Board of Trustees and as Chairman of the Audit Committee of Schwab Strategic Trust, a registered investment company, from 2009 until November 2012. Mr. Goldfarb is also Past President of Cascade Capital Corporation and a past committee member of the Advancement Council of the University of Akron. Mr. Goldfarb’s term expires in 2015.

Mr. Goldfarb brings financial and operational leadership experience to the board, having served as a founding partner and Managing Director of SS&G. His financial expertise is critical for his role as Audit Committee Chairman, which he assumed in March 2013.

FRANK C. HERRINGER

DIRECTOR SINCE 1996

Mr. Herringer, age 70, has been Chairman of the Board of Transamerica Corporation, a financial services company, since 1996. He served as Chief Executive Officer of Transamerica from 1991 to 1999 and President from 1986 to 1999, when Transamerica was acquired by AEGON N.V. From the date of the acquisition until 2000, Mr. Herringer served on the Executive Board of AEGON N.V. and as Chairman of the Board of AEGON USA, Inc. Mr. Herringer is also a director of AEGON U.S. Corporation, the holding company for AEGON N.V.’s operations in the United States, Amgen Inc., a biotechnology company, Safeway, Inc., a food and drug retailer, and Cardax Pharmaceuticals, a biotechnology company. Mr. Herringer’s term expires in 2014.

Mr. Herringer brings public company knowledge and leadership experience to the board, having served as Chief Executive Officer of Transamerica, and his service at Transamerica and AEGON contribute to his knowledge of the financial services industry. Mr. Herringer brings insights to our board from his service on other public company boards.

STEPHEN T. MCLIN

DIRECTOR SINCE 1988

Mr. McLin, age 66, has been Chairman and Chief Executive Officer of STM Holdings LLC, which offers merger and acquisition advice, since 1998. From 1987 until 1998, he was President and Chief Executive Officer of America First Financial Corporation, a finance and investment banking firm, and parent of EurekaBank. Before that, he was an Executive Vice President of Bank of America. Mr. McLin is an advisory director of Headwaters MB, a merchant bank, and Financial Technology Ventures, a private equity fund. Mr. McLin’s term expires in 2014.

Mr. McLin brings leadership experience to the board, having served as Chief Executive Officer of America First Financial Corporation and having extensive knowledge of the financial services industry through his experience at STM Holdings, LLC, America First Financial Corporation and Bank of America. His financial expertise was critical for his role as Audit Committee Chairman, in which he served until March 2013.

ARUN SARIN

DIRECTOR SINCE 2009

Mr. Sarin, age 58, served as Chief Executive Officer of Vodafone Group Plc, a mobile telecommunications company, from 2003 until his retirement in 2008. Beginning in 1984, he held a variety of management positions with Pacific Telesis Group, a telecommunications company, and AirTouch Communications, Inc., a wireless telecommunications company, which was spun off from Pacific Telesis Group in 1994. He was appointed President and Chief Operating Officer of AirTouch in 1997. In 1999, Mr. Sarin was appointed Chief Executive Officer of Vodafone’s US/AsiaPacific region. He left Vodafone in 2000 to become Chief Executive Officer of Infospace, Inc., an information technology company. From 2002 until 2003, he served as Chief Executive Officer of Accel-KKR Telecom, a private equity firm. He served as a non-executive director of the Court of the Bank of England from 2005 until May 2009. He currently serves as senior advisor for KKR. Mr. Sarin is a director of Cisco Systems, Inc., a networking and communications technology company, and Safeway, Inc., a food and drug retailer. Mr. Sarin is a nominee for election this year.

Mr. Sarin brings public company knowledge and leadership experience to the board, having served as President and Chief Operating Officer of AirTouch Communications, Inc. and Chief Executive Officer of Vodafone Group Plc. He brings insights to our board from his service on other public company boards.

CHARLES R. SCHWAB

DIRECTOR SINCE 1986

Mr. Schwab, age 75, has been Chairman and a director of The Charles Schwab Corporation since its incorporation in 1986. Mr. Schwab served as Chief Executive Officer of the company from 1986 to 1997 and from 2004 until 2008. He served as Co-Chief Executive Officer of the company from 1998 to 2003. Mr. Schwab was a founder of Charles Schwab & Co., Inc. in 1971, has been its Chairman since 1978, and served as its Chief Executive Officer from 2004 until 2008. Mr. Schwab is Chairman of Charles Schwab Bank and Chairman and trustee of The Charles Schwab Family of Funds, Schwab Investments, Schwab Capital Trust, Schwab Annuity Portfolios, Laudus Trust and Laudus Institutional Trust, all registered investment companies. Mr. Schwab is a nominee for election this year.

Mr. Schwab is the founder of the company, was the Chief Executive Officer of the company, and has been the Chairman since its inception. His vision continues to drive the company’s growth.

PAULA A. SNEED

DIRECTOR SINCE 2002

Ms. Sneed, age 65, is Chairman and Chief Executive Officer of Phelps Prescott Group, LLC, a strategy and management consulting firm. She served as Executive Vice President, Global Marketing Resources and Initiatives, of Kraft Foods, Inc., a global food and beverage company, from 2005 until her retirement in 2006; Senior Vice President, Global Marketing Resources and Initiatives from 2004 to 2005; and Group Vice President and President of E-Commerce and Marketing Services for Kraft Foods North America, part of Kraft Foods, Inc., from 2000 until 2004. She joined General Foods Corporation (which later merged with Kraft Foods) in 1977 and held a variety of management positions, including Chief Marketing Officer, Executive Vice President and President Desserts division, and Executive Vice President and President eCommerce division. Ms. Sneed is a director of Airgas, Inc., a national distributor of industrial, medical and specialty gases and related equipment, and TE Connectivity, Ltd., a manufacturer of engineered electronic components, network solutions, wireless systems and telecommunications systems. Ms. Sneed is a nominee for election this year.

Ms. Sneed brings marketing skills and general management and leadership experience to the board, having served as Executive Vice President, Global Marketing Resources and Initiatives, of Kraft Foods, her other management positions at Kraft, and as Chairman and Chief Executive Officer of Phelps Prescott Group. She brings insights to our board through her service on other public company boards.

ROGER O. WALTHER

DIRECTOR SINCE 1989

Mr. Walther, age 77, has served as Chairman and Chief Executive Officer of Tusker Corporation, a real estate and business management company, since 1997. He served as Chairman and Chief Executive Officer of ELS Educational Services, Inc., a provider in the United States and internationally of courses in English as a second language, between 1992 and 1997. Mr. Walther was President, Chief Executive Officer and a director of AIFS, Inc., which designs and markets educational and cultural programs internationally, from 1964 to 1993. Mr. Walther served as Chairman and a director of First Republic Bank from 1985 until 2007. Mr. Walther’s term expires in 2014.

Mr. Walther brings public company knowledge, leadership, and financial services industry experience to the board, having served as Chairman and Chief Executive Officer of Tusker Corporation, Chairman and a director of First Republic Bank, Chief Executive Officer of ELS Educational Services, Inc. and Chief Executive Officer of AIFS, Inc.

ROBERT N. WILSON

DIRECTOR SINCE 2003

Mr. Wilson, age 72, is Chairman of MEVION Medical Systems (formerly Still River Systems), a medical device company. Mr. Wilson was Chairman of Caxton Health Holdings, LLC, a healthcare-focused investment firm, from 2004 through 2007, and was Vice Chairman of the board of directors of Johnson & Johnson, a manufacturer of health care products, from 1989 until 2003. Mr. Wilson joined Johnson & Johnson in 1964. Mr. Wilson is also a director of Hess Corporation, an integrated oil and gas company, and Synta Pharmaceuticals Corporation, a bio-pharmaceutical company. Mr. Wilson’s term expires in 2014.

Mr. Wilson brings public company knowledge and leadership experience to the board, having served as Vice Chairman of Johnson & Johnson, Chairman of MEVION Medical Systems, and Chairman of Caxton Health Holdings. He brings insights to our board as a director of other public company boards.

DIRECTOR INDEPENDENCE

We have considered the independence of each member of the board in accordance with New York Stock Exchange corporate governance standards. To assist us in our determination, we also adopted general guidelines for independence. The guidelines for independence are available on the company’s website at www.aboutschwab.com/governance.

Based on our guidelines and New York Stock Exchange corporate governance standards, we have determined that the following directors are independent: Nancy H. Bechtle, C. Preston Butcher, Stephen A. Ellis, Mark A. Goldfarb, Frank C. Herringer, Stephen T. McLin, Arun Sarin, Paula A. Sneed, Roger O. Walther, and Robert N. Wilson.

In determining independence, the Board of Directors considers broadly all relevant facts and circumstances regarding a director’s relationships with the company. All non-employee directors receive compensation from the company for their service as a director, as disclosed in the section “Director Compensation,” and are entitled to receive reimbursement for their expenses in traveling to and participating in board and committee meetings. As disclosed in the “Transactions with Related Persons” section of this proxy statement, some directors and entities with which they are affiliated have credit transactions with the company’s banking and brokerage subsidiaries, such as mortgage loans, revolving lines of credit, or other extensions of credit. These transactions with directors and their affiliates are made in the ordinary course of business and to the extent permitted by the Sarbanes-Oxley Act of 2002. Such transactions are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender and do not involve more than the normal risk of collectability or present other unfavorable features.

In addition to the relationships outlined above, the board considered the following types of relationships for the following directors:

•	Nancy H. Bechtle: The director serves as a director of a nonprofit organization to which the company, its affiliates or its charitable foundation have made donations.

•	C. Preston Butcher: The director’s spouse serves as a director of a nonprofit organization to which the company, its affiliates or its charitable foundation have made donations.

•	Mark A. Goldfarb: The director serves as a director of a nonprofit organization to which the company, its affiliates or its charitable foundation have made donations.

•	Frank C. Herringer: The director’s spouse serves as a director of a nonprofit organization to which the company, its affiliates or its charitable foundation have made donations.

•	Stephen T. McLin: The director’s son is employed by the company in a non-executive officer, non-managerial capacity.

CORPORATE GOVERNANCE INFORMATION

Board Leadership

The Chairman of the Board is Charles R. Schwab. The Chairman and Chief Executive Officer roles are split, and Mr. Bettinger serves as Chief Executive Officer. The Chairman of the Board approves the agenda for board meetings and leads the board in its discussions. Mr. Schwab and Mr. Bettinger, as the only two management directors, do not participate in sessions of non-management directors. As provided in our Corporate Governance Guidelines, non-management directors meet regularly in executive session without management. The Chairman of the Nominating and Corporate Governance Committee presides over the executive sessions of non-management directors. Mr. Herringer, as Chairman of the Nominating and Corporate Governance Committee in 2012, led the non-management directors in executive session.

The board has four standing committees (Audit, Compensation, Nominating and Corporate Governance, and Risk) that are composed entirely of independent directors and are chaired by independent directors. Given the role and scope of authority of these committees, and that over 80% of the board is composed of independent directors, the board believes that its leadership structure, with the Chairman of the Board leading board discussions, and the Chairman of the Nominating and Corporate Governance Committee leading non-management executive sessions, is appropriate.

Risk Oversight

As part of its oversight functions, the Board of Directors is responsible for oversight of risk management at the company. The board has formed a Risk Committee, which assists the board in fulfilling its oversight responsibilities with respect to the company’s risk management program and provides reports to the board and the Audit Committee. The Audit Committee reviews reports from management and the Risk Committee concerning the company’s risk assessment and major risk exposures and the steps management has taken to monitor and control such exposures. The Compensation Committee, as described in the Compensation Discussion and Analysis, separately reviews the compensation program with respect to incentives for risk-taking by employees. For further discussion of risk management at the company, please see “Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations – Risk Management” of the company’s Form 10-K for the period ended December 31, 2012.

Board Structure and Committees

The authorized number of directors is currently twelve and the company has twelve directors. Four directors are nominees for election this year and eight directors will continue to serve the terms described in their biographies.

Directors currently serve staggered terms. Each director who is elected at an annual meeting of stockholders serves a three-year term, and the directors are divided into three classes.

The board held eight meetings in 2012. Each director attended at least 75% of all board and applicable committee meetings during 2012. As provided in our Corporate Governance Guidelines, we expect directors to attend the annual meeting of stockholders. In 2012, nine directors attended the annual meeting.

We have an Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Risk Committee. Each of these committees is composed entirely of “independent directors” as determined by the Board of Directors in accordance with its independence guidelines and New York Stock Exchange corporate governance standards. In addition to those standing committees, the board may from time to time establish ad hoc committees to assist in various matters.

The Audit Committee held eleven meetings in 2012 and is composed of the following members: Stephen T. McLin (Chairman until March 1, 2013), Mark A. Goldfarb (Chairman effective March 1, 2013), C. Preston Butcher, and Arun Sarin. None of the directors on the Audit Committee is or has been an employee of The Charles Schwab Corporation or any of its subsidiaries. None of the Audit Committee members simultaneously serves on the audit committees of more than three public companies, including ours. The board has determined that all of the members of the Audit Committee are financially literate in accordance with New York Stock Exchange listing standards and that Mark A. Goldfarb and Stephen T. McLin are Audit Committee financial experts in accordance with Securities and Exchange Commission rules. The Audit Committee:

•	reviews and discusses with management and the independent auditors the company’s annual and quarterly financial statements and the integrity of the financial reporting process,

•	reviews the qualifications, independence and performance of the independent auditors,

•	reviews the activities and performance of the internal auditors,

•	reviews reports from management and the Risk Committee regarding major risk exposures and steps management has taken to address such exposures, and

•	reviews compliance with legal and regulatory requirements.

The Compensation Committee held seven meetings in 2012 and is composed of the following members: Roger O. Walther (Chairman), Nancy H. Bechtle, Frank C. Herringer, Paula A. Sneed, and Robert N. Wilson. The Compensation Committee:

•	annually reviews and approves corporate goals and objectives relating to compensation of executive officers and other senior officers,

•	evaluates the performance of executive officers and other senior officers and determines their compensation levels,

•	reviews and approves compensatory arrangements for executive officers and other senior officers, and

•	approves long-term awards for executive officers and other senior officers.

The Nominating and Corporate Governance Committee held three meetings in 2012 and is composed of the following members: Frank C. Herringer (Chairman), Nancy H. Bechtle, C. Preston Butcher, Stephen A. Ellis, Mark A. Goldfarb, Stephen T. McLin, Arun Sarin, Paula A. Sneed, Roger O. Walther, and Robert N. Wilson. The Nominating and Corporate Governance Committee:

•	identifies and evaluates individuals qualified to serve on the board,

•	recommends nominees to fill vacancies on the board and each board committee and recommends a slate of nominees for election or re-election as directors by the stockholders,

•	makes recommendations regarding succession planning for the Chief Executive Officer and executive management, and

•	assesses the performance of the board and its committees and recommends corporate governance principles for adoption by the board.

The Board of Directors established a Risk Committee in 2012, and it held its first meeting in January 2013. It is composed of the following members: Stephen T. McLin (Chairman), Stephen A. Ellis, and Robert N. Wilson. The Risk Committee:

•	reviews and discusses with management the company’s risk governance structure to identify, measure, monitor and mitigate risks,

•	reviews and discusses with management the company’s enterprise-wide risk management framework,

•	reviews the performance and activities of the company’s operational risk management organization, and

•	reviews key policies with respect to oversight of specific risks, including credit, operational, and capital and liquidity risk.

The Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Risk Committee have written charters. You may find a copy of these charters, as well as our Corporate Governance Guidelines and Code of Business Conduct and Ethics, on the company’s website at www.aboutschwab.com/governance. You also may obtain a paper copy of these items, without charge, from:

Assistant Corporate Secretary

The Charles Schwab Corporation

Mailstop SF211MN-05

211 Main Street

San Francisco, California 94105

DIRECTOR COMPENSATION

Mr. Schwab and Mr. Bettinger, who are employed by the company, receive no additional compensation for their service as directors. In 2012, non-employee directors received the following cash retainers and equity grants:

Cash Retainers

Each non-employee director received an annual cash retainer in the amount of $85,000. In addition, the Chair of the Audit Committee received an annual cash retainer of $25,000, and each other member of the Audit Committee received an annual cash retainer of $5,000. The Chair of the Compensation Committee and the Chair of the Nominating and Corporate Governance Committee each received an annual cash retainer of $15,000.

Equity Grants

Each non-employee director received an annual equity grant under the 2004 Stock Incentive Plan with an aggregate value of $125,000. Non-employee directors received the equity grant 50 percent in stock options and 50 percent in restricted stock units (RSUs).

The company does not provide any non-equity incentive plans, defined benefit and actuarial pension plans, or other defined contribution retirement plans for non-employee directors. The company does not offer above-market or preferential earnings under its nonqualified deferred compensation plans for directors. The following table shows compensation paid to each of our non-employee directors during 2012:

2012 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)
	Paid in Cash[1] ($)	Deferred into Restricted Stock Units or Options2, [6] ($)	Stock Awards3, [6] ($)	Option Awards4, [6] ($)	All Other Compen- sation[5] ($)	Total ($)

Nancy H. Bechtle	85,000	—	62,500	62,500	2,106	212,106

C. Preston Butcher	—	90,000	62,500	62,500	2,106	217,106

Stephen A. Ellis	15,792	—	10,400	10,400	—	36,592

Mark A. Goldfarb	7,622	—	5,200	5,200	—	18,022

Frank C. Herringer	—	100,000	62,500	62,500	2,106	227,106

Stephen T. McLin	190,000	—	82,500	62,500	2,779	337,779

Arun Sarin	90,000	—	62,500	62,500	1,960	216,960

Paula A. Sneed	85,000	—	62,500	62,500	2,106	212,106

Roger O. Walther	100,000	—	62,500	62,500	2,106	227,106

Robert N. Wilson	85,000	—	62,500	62,500	2,106	212,106

(1)	This column shows amounts paid in cash for retainers. For Mr. McLin, the amount in this column includes his cash retainer and meeting fees for service on the Charles Schwab Bank board of directors.

(2)	This column shows the dollar amount of retainers and meeting fees deferred into RSUs or options under the Directors’ Deferred Compensation Plan II. The corresponding RSUs or options were as follows: 25,835 stock options for Mr. Butcher and 7,729 RSUs for Mr. Herringer.

(3)	The amounts shown in this column represent the grant date fair value of the RSU award. In 2012, non-employee directors who served the full year received an automatic grant of RSUs with a grant date fair value of $62,500. In addition, Mr. McLin received a grant of RSUs with a grant date fair value of $20,000 for his service on the Charles Schwab Bank board. The amounts for Mr. Ellis and Mr. Goldfarb represent the grant date fair value of the RSU award, pro-rated from the time they joined the board on October 25, 2012 and December 1, 2012, respectively.

(4)	The amounts shown in this column represent the grant date fair value of the option award. In 2012, non-employee directors who served the full year received an automatic grant of stock options with a grant date fair value of $62,500. The amounts for Mr. Ellis and Mr. Goldfarb represent the grant date fair value of the option award, pro-rated from the time they joined the board on October 25, 2012 and December 1, 2012, respectively.

(5)	This column shows the dollar amount of dividend equivalents on unvested RSUs.

(6)	The following table shows the aggregate number of outstanding stock option and RSU awards granted to the non-employee directors as of December 31, 2012:

Name	Stock Option Awards	Restricted Stock Unit Awards

Nancy H. Bechtle	83,558	10,048

C. Preston Butcher	286,950	37,414

Stephen A. Ellis	2,685	759

Mark A. Goldfarb	1,343	380

Frank C. Herringer	83,558	100,119

Stephen T. McLin	158,582	42,920

Arun Sarin	40,491	9,486

Paula A. Sneed	83,558	53,966

Roger O. Walther	73,070	37,581

Robert N. Wilson	95,357	58,469

Changes to Director Compensation in 2013

In 2012, the Compensation Committee conducted a comprehensive review of non-employee director compensation with input from its outside consultant, Semler Brossy Consulting Group LLC. This review included a comparison to the company’s peer group. Based on this review, the board approved the following compensation program for directors effective January 1, 2013.

Cash Retainers

Each non-employee director will receive an annual cash retainer in the amount of $100,000. In addition, the Chair of the Audit Committee will receive an annual cash retainer of $25,000, and each other member of the Audit Committee will receive an annual cash retainer of $10,000. The Chairs of the Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Committee each will receive an annual cash retainer of $15,000. Each other member of the Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Committee will receive an annual cash retainer of $5,000.

Equity Grants

Subject to stockholder approval at the 2013 Annual Meeting of Stockholders, each non-employee director will receive an annual equity grant under the 2013 Stock Incentive Plan with an aggregate value of $140,000. Non-employee directors will continue to receive the equity grant 50 percent in stock options and 50 percent in RSUs.

There are no fees for attendance at board or committee meetings, but the board retains the discretion to establish special committees and to pay a special retainer to the Chair and the members of any special committee.

Terms and Conditions

Non-employee directors receive the annual grants of options and RSUs on the second business day after the annual meeting of stockholders. In the event a new non-employee director is elected to the board during the year, a pro-rata amount of cash retainers and equity awards is granted to that individual for the first calendar year in lieu of the full amount. The non-employee director equity grants are subject to the following terms and conditions:

•

The annual grants of options and RSUs vest over the three-year period following the grant date, with 25% vesting on each of the first and second anniversary of the grant date and the remaining 50% on the third anniversary of the grant date. The options and RSUs become 100% vested in the event of the non-employee director’s death, disability or retirement.

•

The number of shares for the annual grant of RSUs is determined by dividing 50% of the aggregate value of the annual equity grant by the average of the high and low market price of the company’s common stock on the grant date.

•	The number of options for the annual grant of stock options is determined by dividing 50% of the aggregate value of the annual equity grant by the fair value of an option on the grant date.

•	Each stock option is designated as a nonqualified stock option and has an exercise price equal to the fair market value of common stock on the grant date.

•

Each stock option expires on the earliest of (1) the date ten years after the grant date, (2) the date three months after termination of service for any reason other than death, disability or retirement, or (3) the date one year after termination of service because of death or disability.

The company also has stock ownership guidelines for non-employee directors. Under our guidelines, each non-employee director should own company stock with a fair market value equal to or exceeding $250,000. A new director should reach this target level upon completing five years of service. Once this target level is reached, the director is deemed to meet this target so long as he or she continues to hold an equivalent number of shares as on the date the target level was met. Shares owned outright, deferred shares and RSUs are counted in determining the threshold under our stock ownership guidelines, but stock options are not.

Directors’ Deferred Compensation Plan

Non-employee directors also may participate in the Directors’ Deferred Compensation Plan II. This plan allows them to defer receipt of all or a portion of their cash retainers and, at their election, either to:

(1) receive stock options that:

•	have a fair value equal to the amounts deferred (as determined under the valuation method used by the company to value stock options at the time of the deferral),

•	have an option exercise price equal to the closing price of common stock on the date the deferred amount would have been paid, and

•	vest immediately upon grant and generally expire ten years after the grant date,

– or –

(2) receive RSUs that are funded by an equivalent number of shares of common stock to be held in a “rabbi” trust and distributed to the director when he or she ceases to be a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is or has been an officer or employee of the company or any of its subsidiaries. There were no Compensation Committee interlocks as defined under Securities and Exchange Commission rules during 2012.

DIRECTOR NOMINATIONS

The Nominating and Corporate Governance Committee recommended all of the nominees for election included in this year’s proxy statement. The Board of Directors appointed Mr. Ellis as a director in October 2012 and this is the first time he is standing for election since his appointment. The Chairman suggested Mr. Ellis’ name as a candidate to the Nominating and Corporate Governance Committee, and the committee, comprised of independent directors, recommended Mr. Ellis’ nomination as a candidate.

The Nominating and Corporate Governance Committee has a policy to consider candidates recommended by stockholders. The policy provides that stockholder recommendations must be in writing and include the following information: (i) the name, address and contact information of the recommending stockholder; (ii) proof of the stockholder’s share ownership; (iii) a resume or statement of the candidate’s qualifications; and (iv) a statement of the stockholder’s relationship with the proposed candidate or interest in the proposed candidacy. The written recommendation must be addressed to the Assistant Corporate Secretary at the address provided in the “Corporate Governance Information” section of this proxy statement.

Diversity

When identifying director nominees, the board considers the qualifications and skills represented on the board. As discussed in the “Director Qualifications” section below, one of the considerations evaluated by the board is the diversity of experience and background of directors. This consideration is broad, is consistent with our company’s non-discrimination policies, and includes diversity of skill sets and experience as well as background, including race and gender.

The Nominating and Corporate Governance Committee annually reviews the structure and size of the board to assure that the proper skills are represented on the board. This assessment includes the effectiveness of board composition, including the qualifications, skills, and diversity represented on the board.

Director Qualifications

The qualifications for directors are described in our Corporate Governance Guidelines, which are available on the company’s website at www.aboutschwab.com/governance. In addition, the committee believes that the following specific, minimum qualifications must be met by a nominee for the position of director:

•	the ability to work together with other directors, with full and open discussion and debate as an effective group,

•

current knowledge and experience in the company’s business or operations, or contacts in the community in which the company does business and in the industries relevant to the company’s business, or substantial business, financial or industry-related experience, and

•	the willingness and ability to devote adequate time to the company’s business.

The committee also considers the following qualities and skills when making its determination whether a nominee is qualified for the position of director:

•	relationships that may affect the independence of the director or conflicts of interest that may affect the director’s ability to discharge his or her duties,

•	diversity of experience and background, including the need for financial, business, academic, public sector and other expertise on the board or board committees, and

•	the fit of the individual’s skills and experience with those of the other directors and potential directors in comparison to the needs of the company.

When evaluating a candidate for nomination, the committee does not assign specific weight to any of these factors or believe that all of the criteria necessarily apply to every candidate.

Identifying and Evaluating Candidates for Director

The Nominating and Corporate Governance Committee reviews the appropriate skills and characteristics required of board members in the context of the current composition of the board. Candidates considered for nomination to the Board of Directors may come from several sources, including current and former directors, professional search firms and stockholder recommendations. Nominees for director are evaluated, in consultation with the company’s Chairman, by the committee, which may retain the services of a professional search firm to assist it in identifying or evaluating potential candidates.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

If you wish to communicate with the board, the Chairman of the Nominating and Corporate Governance Committee, or with the independent directors as a group, you may send your communication in writing to the Assistant Corporate Secretary at the address provided in the “Corporate Governance Information” section of this proxy statement. You must include your name and address in the written communication and indicate whether you are a stockholder of the company.

The Assistant Corporate Secretary will compile all communications, summarize lengthy, repetitive or duplicative communications and forward them to the appropriate director or directors. The Assistant Corporate Secretary will not forward non-substantive communications or communications that pertain to personal grievances, but instead will forward them to the appropriate department within the company for resolution. In such cases, the Assistant Corporate Secretary will retain a copy of such communication for review by any director upon his or her request.

PROPOSAL TWO:

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected Deloitte & Touche LLP and the member firms of Deloitte Touche Tohmatsu (collectively referred to as “Deloitte”) as the company’s independent registered public accounting firm for the 2013 fiscal year. Deloitte has served in this capacity since the company’s inception. We expect representatives of Deloitte to attend the annual meeting of stockholders, where they will respond to appropriate questions from stockholders and have the opportunity to make a statement.

As required by federal law, the Audit Committee has the sole authority to retain the independent auditors. Although we are not required to submit the selection of the independent auditors to stockholders, we are asking for your ratification as part of the Audit Committee’s evaluation process of the independent registered public accounting firm for the next fiscal year.

AUDITOR FEES

Fees for services provided by Deloitte in the last two fiscal years were:

	2012	2011
	(amounts in millions)

Audit Fees[1]	$6.4	$5.2

Audit-Related Fees[2]	2.1	1.8

Tax Fees[3]	0.1	0.1

All Other Fees[4]	None	None

Total	$8.6	$7.1

(1)	Audit fees are the aggregate fees for professional services billed by Deloitte in connection with their audits of the consolidated annual financial statements and management’s assessment of the effectiveness of internal control over financial reporting, and reviews of the consolidated financial statements included in quarterly reports on Form 10-Q.

(2)	Audit-Related fees include assurance and related services, such as reports on internal controls, review of Securities and Exchange Commission filings, merger and acquisition due diligence and related services.

(3)	Tax fees are limited by the Audit Committee to services by Deloitte for tax return review, preparation and compliance.

(4)	All other fees represent fees not included in “audit fees,” “audit-related fees,” and “tax fees.”

In addition to the services listed above, Deloitte provides audit services to certain unconsolidated affiliated mutual funds and non-profit public benefit corporations. The fees for such audit services are included in the expenses of the mutual funds and non-profits and borne by the stockholders of the funds and non-profits. Amounts billed by Deloitte for these services were $0.1 million in both 2012 and 2011. These amounts are not included in the expenses of The Charles Schwab Corporation.

Non-Audit Services Policies and Procedures

The Audit Committee has adopted a policy regarding non-audit services performed by Deloitte. The Audit Committee’s policy prohibits engaging Deloitte to perform the following services:

•	any contingent fee arrangement,

•	bookkeeping or other services relating to accounting records or financial statements of the audit client,

•	broker-dealer services,

•	actuarial services,

•	management and human resource functions (including executive search services),

•	legal services and expert services unrelated to the audit,

•	appraisal and valuation services, fairness opinions or contribution-in-kind reports,

•	internal audit outsourcing,

•	financial information systems design and implementation,

•	tax consulting or advice or a tax opinion on an “aggressive” tax position or on a “listed transaction” or a “confidential transaction” as defined by U.S. Department of Treasury regulations, and

•	tax services to employees who have a financial reporting oversight role.

The policy requires the pre-approval of the Audit Committee for other non-audit services performed by Deloitte. The policy divides non-audit services into three separate categories, which the Audit Committee has pre-approved subject to an annual aggregate dollar limit for each category. Once the dollar limit in each of these three categories is reached, the Audit Committee will decide whether to establish an additional spending limit for the category or specifically pre-approve each additional service in the category for the remainder of the year. The three categories are:

•

accounting theory consultation (includes services such as guidance on the application of Generally Accepted Accounting Principles to various transactions and guidance on the effects of new accounting pronouncements),

•

assurance and due diligence (includes services such as certain reports on internal controls, review of Securities and Exchange Commission filings, merger and acquisition due diligence, employee benefit plan audits, and foreign statutory audits and regulatory reports), and

•	tax return review, preparation and compliance.

Services not subject to pre-approval limits in one of the three categories above require specific pre-approval from the Audit Committee. Fees related to services requiring specific pre-approval are limited, on an annual basis, to 50% of the combination of audit fees, audit-related fees and tax fees.

The policy permits the Audit Committee to delegate pre-approval authority to one or more members of the Audit Committee, provided that the member or members report to the entire Audit Committee pre-approval actions taken since the last Audit Committee meeting. The policy expressly prohibits delegation of pre-approval authority to management.

In fiscal years 2012 and 2011, the Audit Committee pre-approved 100% of the services performed by Deloitte relating to “audit-related fees” and “tax fees.”

AUDIT COMMITTEE REPORT

The Audit Committee has met and held discussions with management and the company’s independent registered public accounting firm. As part of this process, the committee has:

•  reviewed and discussed the audited financial statements with management,

•  discussed with the independent registered public accounting firm the matters required to be discussed pertaining to Public Company Accounting Oversight Board AU 380 (Communication with Audit Committees), and

•  received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Stephen T. McLin, Chairman

C. Preston Butcher

Mark A. Goldfarb

Arun Sarin

PROPOSAL THREE:

ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

This proxy statement contains detailed information in the Compensation Discussion and Analysis and executive compensation tables regarding compensation of the named executive officers. The “named executive officers” are those executive officers who are listed in the Summary Compensation Table. We ask that you provide an advisory vote to approve the following, non-binding resolution on named executive officer compensation:

RESOLVED, that the stockholders of The Charles Schwab Corporation approve the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related footnotes, and narrative disclosures.

The advisory approval of named executive officer compensation is required by federal law. Although the vote is not binding on the Board of Directors or the Compensation Committee, the Compensation Committee intends to consider the vote as part of its evaluation of executive compensation programs.

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

This Compensation Discussion and Analysis describes the company’s executive compensation program, policies and practices, which are designed to support the company’s strategic objectives.

Key Business Results

Our business strategy focuses on providing our clients – individual investors, registered investment advisors and employers – with advice and services to help them achieve their financial goals. By providing clients with a compelling combination of personalized relationships, superior service and great value, the company seeks to build enduring client loyalty. Loyal clients bring us more business and refer their friends, colleagues and family to us. By focusing on clients, operating the business in a disciplined manner, and leveraging shared processes and technology, we are able to invest in new products and services and deliver a meaningful return to stockholders.

The economic environment during the past four years has presented unique challenges to the company and our industry. Interest rates remain at historically low levels, and these low interest rates constrain growth in the company’s net revenues. Despite this challenging environment, the company remained solidly profitable in 2012. Year-over-year key financial metrics are highlighted in the table below.

Metric	2012	2011
Net revenues (in millions)	$4,883	$4,691
Net income (in millions)	$928	$864
Diluted earnings per share (EPS)	$0.69	$0.70
Revenue growth	4%	10%
Pre-tax profit margin	29.7%	29.7%
Return on common equity (ROCE) *	11%	12%

*	In Q2 2012, the company began reporting ROCE following the issuance of non-cumulative perpetual preferred stock in January 2012.

Management has made significant investments to expand services, strengthen client relationships and position the company for long-term growth. Our 2012 business results reflect the success of these actions.

•	Core net new client assets of $112.4 billion, an increase of 37% year-over-year (core net new assets are net new client assets excluding significant one-time flows),

•	New brokerage accounts of 900,000, and a total of 8.8 million active brokerage accounts (accounts with balances or activity within the preceding eight months),

•	Total client assets of $1.95 trillion, representing a ten-year compound annual growth rate of 11%,

•	Accounts in retail advisory solutions or under the guidance of independent investment advisors of 2.5 million, an increase of 6% year-over-year, and

•	Continued expense discipline in line with the growth in revenues.

A more thorough discussion of our business and business strategy is provided in our Annual Report on Form 10-K.

Summary of the Executive Compensation Program

The company’s success depends upon attracting, motivating and retaining executive officers who will lead the company to achieve our short- and long-term goals, particularly in this very difficult environment. Our executive compensation program is intended to:

•	Attract, motivate and retain talented, highly capable executive officers,

•	Tie executive pay to individual performance,

•	Link executive pay with the company’s financial performance, and

•	Align the interests of the executive officers with the long-term interests of the company and its stockholders by linking pay with longer-term performance.

Our compensation program uses three key elements: base salary, annual cash incentives and long-term incentive awards (LTI) in the form of stock options and performance-based restricted stock units (PBRSUs). The table below identifies how each of these elements supports the objectives articulated above.

Objective	Element of Compensation
	Base Salary	Annual Cash Incentives	Long-term Incentives

Attract, Motivate, and Retain	✓	✓	✓

Tie Executive Pay to Individual Performance		✓	✓

Link Pay with Company’s Financial Performance		✓	✓

Align Interests with Long-term Interests of Stockholders			✓

Performance Metric		EPS measures profitability and reflects the annual impact of operational actions and capital decisions.

PBRSUs: ROCE measures earnings power, incorporates long-term profitability and aligns executives’ and stockholders’ interests.

Stock options: reward share price appreciation by delivering compensation only when the stock price appreciates above the exercise price.

The foundational principles of our executive compensation program are:

•	Maintain a strong link between pay and performance.

•	Reward executives when value has been created for stockholders.

•

Grant a significant percentage of executive compensation in performance-based awards, like annual cash incentives, stock options and PBRSUs, which only pay out when goals are achieved or the share price increases.

In 2012, 89% of the total compensation opportunity for the Chief Executive Officer and an average of 82% for the other named executive officers who were employees on December 31, 2012 were delivered in performance-based incentives. The charts below illustrate the pay mix for our CEO and the average for those other named executive officers.

*	Pay mix is based on amounts in the Summary Compensation Table. The pay mix for other named executive officers shown in the chart does not include Mr. Brigeman, who separated from the company prior to December 31, 2012.

Pay for Performance Decisions for 2012

The company demonstrated its commitment to paying for performance by:

•

Establishing performance goals for the annual cash incentive using earnings per share targets that pay target bonuses when the company exceeds the financial plan and creates value for stockholders for the year.

•

Paying annual cash incentives below target based on the company’s financial performance. In 2012, the annual cash incentive was funded at 73% of target. Since 2008, annual cash incentives have paid out between 70% and 78% of target.

•	Establishing goals for the PBRSUs that will reward executives when financial performance and long-term financial value have been delivered to stockholders.

•

Paying shares associated with the performance-based equity awards granted from 2008-2012 only upon certification that performance goals set for revenue growth, pre-tax profit margin or ROCE were achieved.

Pay for Performance Illustrated

The chart below illustrates the link between pay and performance over time by comparing the cumulative compensation opportunity for Mr. Bettinger since his promotion to President and Chief Executive Officer on October 1, 2008, to the value of that compensation on December 31, 2012.

*	Cumulative Compensation Opportunity is based on the grant date fair value of restricted stock, RSUs, PBRSUs, and stock options as reported in the Summary Compensation Table.

**	Cumulative Compensation value as of December 31, 2012, is based on the number of RSUs and PBRSUs granted times $14.36, the company’s stock price on December 31, 2012, and the number of options granted times the difference between $14.36 and the exercise price (if lower). As of December 31, 2012, Mr. Bettinger had not exercised any of the options granted since 2008.

The cumulative value of Mr. Bettinger’s compensation opportunity granted since October 1, 2008 was $54.7 million, using values for incentive awards based on grant date fair values. On December 31, 2012, the value of the cumulative compensation was $27.0 million, or approximately 49% of the total compensation opportunity. The value Mr. Bettinger realized for annual cash incentives was based on the company’s achievement of performance goals set by the Compensation Committee. The value included for options, RSUs and PBRSUs was based on the stock price on December 31, 2012, but the actual value Mr. Bettinger may realize in the future for these awards will be based on the company’s achievement of performance goals set by the Compensation Committee that must be met for the PBRSUs to vest and the stock price at the time the options are exercised or the RSUs and PBRSUs vest. Base salary was the only non-variable component of compensation for Mr. Bettinger, so no variation from his compensation opportunity is shown for this component.

The cumulative pay chart above also illustrates that the grant date fair value disclosed in the Summary Compensation Table and Grants of Plan Based Awards Table does not reflect the amount that ultimately may be realized, which depends on stock price performance and the company’s financial performance.

Other Decisions Made in 2012

In addition to the decisions previously described in the “Pay for Performance Decisions for 2012” section, the Compensation Committee:

•	Rewarded and recognized Mr. Bettinger for his accomplishments as Chief Executive Officer by approving a $100,000 increase in base salary;

•	Adjusted the mix of equity incentives to increase the percentage of PBRSUs to 40% (from 30% in prior years) and decreased the percentage of stock options to 60%;

•

Moved the grant date for the 2012 PBRSUs to March 1, 2012 (from a November 1 grant date in prior years) and conformed the performance periods to the calendar year to align the long-term incentive awards with the company’s fiscal year, which is the calendar year; and

•	Approved the recoupment policy described in the “Compensation Policies” section below.

Decisions Made in 2013

In the first quarter of 2013, the Compensation Committee:

•	Approved long-term cash incentive awards to address retention concerns;

•	Modified retirement provisions on outstanding and future equity awards to remain competitive with market practices;

•	Selected earnings per share as the performance criterion for annual cash incentives;

•	Adjusted the mix of equity incentives to increase the percentage of PBRSUs to 50% and decreased the percentage of stock options to 50%; and

•	Established a performance matrix for PBRSUs that provides variable payouts up to 200% of the target value to strengthen the correlation between pay and performance.

COMPENSATION PLANNING AND THE DECISION MAKING PROCESS

The Compensation Committee reviews and approves compensation for the Chairman, the Chief Executive Officer, executive officers, and other senior officers. It reviews and recommends to the Board compensation for the non-employee directors. The Compensation Committee evaluates as a committee, or together with the other independent directors and the Chairman, the performance and compensation of the Chief Executive Officer. The Compensation Committee also considers recommendations from the Chairman and the Chief Executive Officer regarding compensation for the other executive officers and performance criteria for annual and long-term incentives. These recommendations are developed in consultation with the Executive Vice President – Human Resources and Employee Services and, with respect to performance criteria and goals for annual and long-term incentives, the Chief Financial Officer. The Executive Vice President – Corporate Risk Management reviews the design and results of incentive compensation programs for consistency with the company’s financial plan, strategic objectives and risk profile. While the Compensation Committee considers the information provided by management, it does not delegate authority to management for executive compensation decisions.

The Compensation Committee’s review of executive compensation in January 2012 included consideration of the economic environment, market trends, and new and proposed laws and regulations. It considered a competitive pay analysis of peer companies with data from proxy statements and the 2011 McLagan Top Management survey. The Compensation Committee also considered each executive’s experience, responsibilities, past and expected individual performance, and pay relative to internal peers in setting compensation in 2012. It reviewed reports prepared by the company’s Human Resources Department on each executive’s pay history with actual total compensation for 2008 to 2011, projected 2012 compensation, the value and vesting schedule of outstanding long-term awards, 401(k) balances, deferred compensation balances, other cash compensation (e.g., relocation benefits, company match for the 401(k) plan, and wellness incentives), and each component of pay as a percentage of total compensation. The Compensation Committee did not use a formula or assign a weighting to various factors considered in setting compensation. It did not target a specific percentage mix between cash compensation and long-term incentives or any specific percentage of total compensation for each compensation component.

The Compensation Committee has approved a peer group as a source of benchmarking data. The benchmarking data is used to assess the competitiveness of compensation but is not used to set compensation targets. In October 2010, the Compensation Committee selected the 20 companies listed below as the peer group based on publicly available quantitative factors such as revenue, market capitalization and number of employees, and qualitative factors such as business model, geographic coverage, and competition for customers and or employees. Because the company has few competitors that are comparable in terms of business model and geographic coverage, the Compensation Committee selected as peers a mix of brokerage firms, banking and asset management companies, as well as companies that process a significant daily volume of consumer financial transactions. The composition is as follows:

Compensation Consultant

Under its charter, the Compensation Committee is authorized to retain compensation consultants and to approve the terms of the engagement. In 2012, the Compensation Committee engaged Semler Brossy Consulting Group LLC (Semler Brossy) to review pay trends across the financial services industry and in our peer group, advise directly on Chief Executive Officer and Chairman compensation, review the company’s long-term incentives as well as the long-term incentives used by companies in the peer group, and provide general advice and counsel with respect to management programs, market practices and trends. Semler Brossy was engaged by the Compensation Committee directly and does not provide other services to the company. In 2012, the Compensation Committee reviewed information regarding potential conflicts of interest with Semler Brossy, including: other services they might provide to the company, fees they receive from the company as a percentage of their total revenue, their policies and procedures designed to prevent conflicts of interest, any business and or personal relationships with members of the Compensation Committee, company stock they own, and any business and or personal relationships between them and any executive officer of the company.

ELEMENTS OF COMPENSATION AWARDS IN 2012

As discussed in more detail below, base salary, annual cash incentives and long-term incentives are the key compensation elements for achieving the company’s objectives. The chart below summarizes the adjustments made in 2012 for the named executive officers.

	Compensation Adjustments
Executive	Base Salary (% inc.)	Increase in Bonus Target (% of salary)	LTI $ Increase

Walter W. Bettinger II	11.1%	—	—

John S. Clendening	5.3%	25%	$150,000

Joseph R. Martinetto	5.0% & 9.5%	25%	$100,000

James D. McCool	4.8%	—	$100,000

Base Salary

Base salaries are established at levels intended to attract, motivate and retain highly capable executive officers. As illustrated by the pay mix chart in the “Summary of Executive Compensation Program” section, executive officers receive a small percentage of their overall compensation in base salary.

In January 2012, the Compensation Committee approved a $100,000 increase in base salary for Mr. Bettinger to reward and recognize his accomplishments as Chief Executive Officer. The Compensation Committee believes that Mr. Bettinger’s leadership has been a key factor in managing through a difficult economic environment, continuing to build the long-term strength of our franchise, operating in a disciplined manner and building a leadership team for the future. This raise is the first increase for Mr. Bettinger since his promotion in October 2008 and was effective as of March 1, 2012.

In January 2012, the Compensation Committee increased base salaries for Mr. McCool 4.8%, Mr. Martinetto 5.0%, and Mr. Clendening 5.3%, based on changes in their responsibilities, pay relative to internal peers, individual performance, and/or pay relative to external compensation data. In addition, in December 2012, the Compensation Committee increased Mr. Martinetto’s base salary an additional 9.5% based on increases in his responsibilities and individual performance.

Annual Cash Incentives

Annual cash incentive awards for the named executive officers were made pursuant to the Corporate Executive Bonus Plan, except as noted below. In the first quarter of 2012, the Compensation Committee established the performance criteria, set performance goals and approved a bonus target, expressed as a percentage of salary, for each named executive officer. For 2012, the Compensation Committee increased Mr. Clendening’s bonus target to 150% of base salary based on his responsibilities, pay relative to internal peers and pay relative to external compensation data. In addition, in December 2012, the Compensation Committee increased Mr. Martinetto’s bonus target from 150% to 175% of base salary, outside of the Corporate Executive Bonus Plan for the remainder of 2012, based on increases in his responsibilities and individual performance.

Earnings per share was established as the performance criterion for all named executive officers. The Compensation Committee believes earnings per share provides a comprehensive measure of the company’s profitability and focuses executive officers on operating performance and capital management. For purposes of the Corporate Executive Bonus Plan, earnings per share is calculated as fully diluted earnings per share in accordance with U.S. generally accepted accounting principles, excluding losses from discontinued operations, extraordinary losses, unusual losses, the cumulative negative effect of changes in accounting principles, losses on acquisitions or divestitures, losses from foreign exchange transactions, and any unusual non-recurring losses. Earnings per share amounts were summarized in a matrix. Award payouts under the matrix range from 0% to 200% of the target award, with a 100% payout assigned to the earnings per share goal set by the Compensation Committee. Achieving earnings per share of less than the goal would result in a payout of between 0% and 100%, and achieving earnings per share of more than the goal would result in a payout of between 100% and 200% of the target. When reviewing whether the performance goals have been achieved, the Compensation Committee reviews unusual gains and losses and may exercise discretion to reduce payouts.

In 2012, the earnings per share goal was $0.90. For purposes of determining payouts under the Corporate Executive Bonus Plan for 2012, the company achieved earnings per share of $0.69. For 2012, the Compensation Committee exercised discretion and approved payouts based on earnings per share of $0.66, which excluded a one-time gain and supported a payout of 73% of target. The Compensation Committee determined that the company achieved these results while maintaining a low credit risk profile and remaining within its parameters for interest rate risk. The Compensation Committee did not reduce the cash incentive award for any individual named executive officer and approved funding at 73% of target for each of the named executive officers.

Long-Term Incentives

At its January 2012 meeting, the Compensation Committee granted equity awards of stock options and PBRSUs to the named executive officers. Of the total equity awarded, 60% was granted in stock options and 40% was granted in PBRSUs. The Compensation Committee increased the value of the awards granted to Mr. McCool by $100,000, Mr. Clendening by $150,000 and Mr. Martinetto by $100,000 in recognition of their responsibilities, pay relative to internal peers, individual performance, and/or pay relative to external compensation data. In addition, in December 2012, the Compensation Committee granted Mr. Martinetto an additional equity award of $120,000 of stock options and $80,000 of time-based RSUs with a grant date of January 2, 2013, based on increases in his responsibilities and individual performance.

Stock Options

The Compensation Committee approved stock options to be granted in three equal installments on the following predetermined dates: March 1, August 1, and November 1, 2012, with 25% of each installment vesting annually over four years. This approach mitigates the risk that the exercise price of awards granted on a single day might be exceptionally high or low due to unusual market conditions on the grant date.

Performance-Based Restricted Stock Units

The Compensation Committee approved PBRSUs with the following features.

Feature	Comments
Grant Date	• March 1, 2012

Vesting Schedule

•   25% annually on each anniversary of the grant date subject to Compensation Committee certification that the performance goal for that period has been met

•   Second vesting opportunity for the four-year period ending December 31, 2015 for shares that do not vest based on performance in the applicable one-year period

Performance Periods	• Four one-year performance periods ending December 31, 2012, 2013, 2014, and 2015 • One four-year performance period ending December 31, 2015 for the second vesting opportunity

Dividend Equivalent Payments

•   Dividend equivalent payments equal to the dividends paid on a share of company stock will accumulate and be paid in cash when, and if, the underlying units vest

•   If the performance goals for the units are not met, the dividend equivalent payments are forfeited at the same time as the associated units

Payment	• One share of company stock payable for each unit that vests

Performance Criteria	• Cumulative Return on Equity • Cumulative Cost of Equity Capital

Performance Goal	• Cumulative Return on Equity exceeds Cumulative Cost of Equity Capital for each one-year performance period and the four-year second vesting opportunity

The Compensation Committee approved cumulative return on equity exceeds cumulative cost of equity capital as the performance goal for the RSUs, because it reflects the creation of financial value for stockholders in all phases of the business cycle and measures the earnings power of the company. If the Compensation Committee certifies that the goal has been met for each performance period, then the portion of the RSU award that is due to vest for that performance period (25% of the total grant) will vest. If the goal has not been met, then the RSUs due to vest for that one-year performance period will remain outstanding subject to the second vesting opportunity. The Committee believes that the second vesting opportunity reduces the risk that a potential forfeiture may encourage inappropriate risk-taking. If the performance goal for cumulative return on equity for the four-year period is not met, the PBRSUs and associated dividend equivalent payments will be forfeited.

Return on equity is calculated in accordance with U.S. generally accepted accounting principles, excluding losses from discontinued operations, extraordinary losses, unusual losses, the cumulative negative effects of changes in accounting principles and laws, losses on acquisitions or divestitures, losses on foreign exchange transactions, and any unusual, non-recurring losses. When reviewing whether the performance goals have been achieved, the Compensation Committee reviews unusual gains and losses and may exercise discretion to reduce payouts. For periods following the company’s issuance of non-cumulative perpetual preferred stock in January and June 2012, the Compensation Committee has interpreted return on equity to mean return on common equity to provide continuity throughout the period and to measure results with respect to common stock.

Cost of equity is calculated using the Capital Asset Pricing Model (CAP-M), which is a commonly used financial metric that incorporates the risk-free interest rate (the company uses the five-year Treasury rate), the beta of the company’s equity (a measure of the volatility of the company’s common stock relative to the broader equity market), and a market equity risk premium (an estimate of the expected excess return required for holding equities instead of a risk-free asset). At December 31, 2012, cost of equity was 6.3%.

At its October 2012 meeting, the Committee also established the performance goal for the third 25% tranche of the 2010 PBRSUs as cumulative return on common equity exceeds cumulative cost of equity.

Vesting of Performance-Based Restricted Stock and Restricted Stock Units for One-year Performance Periods Ending September 30, 2012 and December 31, 2012

In 2012, the Compensation Committee granted performance-based equity awards with four one-year performance periods and one-fourth of these awards have a one-year performance period ending on December 31, 2012. In 2011, 2010, 2009 and 2008, the Compensation Committee granted performance-based equity awards that have four one-year performance periods and one-fourth of each of these awards has a one-year performance period ending on September 30, 2012. These awards only vest if the Compensation Committee certifies that the applicable performance goals have been achieved. In determining whether the performance goals are achieved, performance is calculated in accordance with U.S. generally accepted accounting principles with adjustments in recognition of unusual or nonrecurring events under the terms of the plan. In determining that the performance goals were met for the one-year performance periods ending on December 31, 2012 and September 30, 2012, the Compensation Committee calculated performance excluding a one-time gain. The Compensation Committee also interpreted return on equity as return on common equity for the quarters following the issuance of non-cumulative preferred stock in January 2012 to maintain continuity throughout the performance period by measuring results with respect to common equity.

When granting the PBRSUs each year, the Compensation Committee evaluates appropriate measures of performance given the company’s business objectives and the economic environment. For the 2012, 2011, 2010 and 2009 grants, during a difficult economic environment, the Compensation Committee chose return on common equity as the measure of performance because it reflects the creation of financial value for stockholders in all phases of the business cycle and measures the earnings power of the company. The achievement of the performance goals for the tranches of those awards with performance periods ending in 2012 were:

Grant Year	2012 Goal	2012 Result	Performance vs. Goal
2012	Cumulative ROCE exceeds cumulative cost of equity	Cumulative ROCE = 10.6% Cumulative cost of equity = 6.3%	Met goal – units vested

2011	Cumulative ROCE exceeds cumulative cost of equity	Cumulative ROCE = 10.5% Cumulative cost of equity = 6.5%	Met goal – units vested

2010	Cumulative ROCE exceeds cumulative cost of equity	Cumulative ROCE = 10.5% Cumulative cost of equity = 6.5%	Met goal – units vested

2009	ROCE ≥ 13%	ROCE = 10%	Goal not met – units subject to second vest opportunity based on performance for the four-year period ending September 30, 2013

For the 2008 grants, the Compensation Committee used a combination of revenue growth and pre-tax contribution margin (pre-tax contribution margin is calculated by dividing the company’s pre-tax adjusted income by net revenues) to focus executives on earnings growth and creating stockholder value. The performance goals for revenue growth and pre-tax contribution margin were based on a matrix where one axis represented revenue growth and the second axis represented pre-tax contribution margin with a tradeoff between achievements on each performance goal such that exceeding the target for one goal generally allowed for vesting with a lower result on the second performance goal. The performance goals for the tranche of the 2008 awards with a performance period ending in 2012 were not met, as summarized in the table below, and the shares were forfeited.

Grant Year	Performance Metric	2012 Goal	2012 Result	Performance vs. Goal
2008	Revenue Growth and Pre-Tax Contribution Margin	4% and 28%	0.2% and 27.4%	Goal not met – shares forfeited

Other Compensation

Executive Benefits and Perquisites

The company provides limited executive perquisites. The Compensation Committee approved certain benefits for Mr. Bettinger in connection with his promotion to President and Chief Executive Officer in 2008, including a car service for commuting purposes, which he has not used, and use of fractionally owned aircraft consistent with company policies. The company discontinued paying for a driver and maintenance of security systems for Mr. Schwab in 2012 and incurred no costs for those services for Mr. Schwab in 2012.

The company:

•	Does not provide financial planning assistance,

•	Does not gross up payments to cover executives’ personal tax liability,

•	Does not offer executive retirement or medical plans,

•	Does not match contributions to the deferred compensation plan.

Employee Benefit Plans

The company offers no defined benefit plan, special retirement plan for executives or other nonqualified excess plans. Executive officers may participate in the company’s 401(k) plan and employee stock purchase plan available to all eligible employees subject to Internal Revenue Service limits (except Mr. Schwab, who is excluded from the employee stock purchase plan because he owns more than 5% of the company’s stock), and a deferred compensation plan available to officers and other key employees.

Severance

All employees, including executive officers other than Mr. Schwab, are eligible to receive severance benefits under the company’s Severance Pay Plan, which is described in the narrative following the Termination and Change in Control Benefits Table. Benefits are available under this plan only in the event of termination of employment on account of job elimination. Under the severance program, executive officers are eligible to receive 15 days of base salary for each year of service with a minimum of seven months and a maximum of 12 months of severance pay. Mr. Schwab is entitled to severance benefits pursuant to his employment agreement described in the narrative to the Summary Compensation Table.

Separation Agreement for Mr. Brigeman

The company and Mr. Brigeman entered into a “Separation Agreement, General Release and Waiver of Claims,” described in the Narrative to the Summary Compensation Table, which restricts him from accepting employment with certain organizations.

COMPENSATION DECISIONS MADE FOR 2013

2013 Annual Cash Incentives

In the first quarter of 2013, the Compensation Committee considered performance criteria for 2013 annual cash incentive awards under the Corporate Executive Bonus Plan. The Compensation Committee selected overall corporate performance as measured by earnings per share.

2013 Long-term Incentives

In the first quarter of 2013, the Compensation Committee approved long-term equity awards of 50% stock options and 50% PBRSUs to align the long-term interest of the executives with the long-term interest of the stockholders.

The stock options are granted in three equal installments on the following predetermined dates: March 1, August 1, and November 1, 2013, with 25% vesting annually over four years.

The PBRSUs have the features summarized below.

Feature	Comments
Grant Date	• March 1, 2013

Vesting Schedule	• 25% annually on each anniversary of the grant date subject to Compensation Committee certification that the performance goal for that period has been met

Performance Periods	• Four one-year performance periods ending December 31, 2013, 2014, 2015, and 2016

Dividend Equivalent Payments

•  Dividend equivalent payments equal to the dividends paid on a share of company stock will accumulate and be paid in cash when, and if, the underlying units vest

•  If the performance goals for the units are not met, the dividend equivalent payments are forfeited

Payment	• The number of shares of company stock payable upon vesting will vary based upon performance • Two is the maximum number of shares of company stock payable for each unit that vests

Performance Criteria

•  Established annually not later than the 90th day of the applicable performance period

•  For the January 1 to December 31, 2013, performance period, the Compensation Committee selected:

•  Return on Common Equity

•  Cost of Equity Capital

One-time Cash Long-term Incentive Awards

In January 2013, the Compensation Committee adopted a cash long-term incentive program pursuant to the 2004 Stock Incentive Plan (cash LTIP) to address retention issues and motivate key talent to achieve our goals. The cash LTIP awards were granted to the named executive officers and executive vice presidents and have the features summarized below.

Feature	Comments
Grant Date	• March 1, 2013

Vesting Schedule	• 100% on the fourth anniversary of the grant date subject to Compensation Committee certification the performance goal has been met

Performance Period	• January 1, 2013 to December 31, 2016

Payment	• Amounts payable vary based on company’s performance • Maximum payment equals 200% of target award

Performance Criteria	• Cumulative earnings per share

The performance goals for cumulative earnings per share are summarized in a matrix. Payouts under the matrix range from 0% to 200% of the target award, with a 100% payout assigned to a cumulative earnings per share goal set by the

Compensation Committee. Achieving earnings per share of less than the goal would result in a payout of between 0% and 100%, and achieving earnings per share of more than the goal would result in a payout of between 100% and 200% of the target.

Changes to Retirement Provisions of Outstanding and Future Equity Grants

At its January 2013 meeting, the Compensation Committee changed the retirement provisions of currently outstanding and prospective equity grants for named executive officers, other active employees and non-employee directors to remain competitive with market practices. The changes are summarized in the table below.

Feature	Comments
Participants covered	• Named executive officers, current employees and non-employee directors

Effective date	• Retirement on or after March 1, 2013
Nonqualified stock options (outstanding and future awards, excluding Incentive Stock Options)

•  Options vest upon retirement

•  The post-termination exercise period depends on age and years of service; however, in all cases, options expire no later than the original expiration date in the grant agreement

•  Employees age 55 with 10 years of service have five years from termination to exercise

•  Employees age 55 with 15 years of service have the life of the option to exercise

•  Non-Employee Directors age 70 or with 5 years of service have the life of the option to exercise

Restricted stock units	• Outstanding awards vest at retirement and are payable in shares on the original payment schedule • Future awards will vest and be payable in shares upon termination
Performance-based restricted stock units	• Will continue to vest following retirement and are payable on the original payment schedule subject to the company’s attainment of the performance goals

Restricted stock	• Outstanding awards will vest and restrictions on the shares will lapse upon termination

Compensation Policies

Stock Ownership Guidelines

The Board of Directors has adopted stock ownership guidelines to promote significant equity ownership by executives and further align their long-term financial interests with those of other stockholders. Under the guidelines, the Chief Executive Officer is expected to maintain an investment position in company stock equal to at least five times base salary. All other executive officers are expected to maintain an investment position equal to at least three times base salary. Shares owned directly, beneficially owned under company benefit plans, restricted stock, and RSUs are included in determining ownership levels, but stock options are not. The stock ownership guidelines provide for potential penalties if the target ownership levels are not met within five years. For 2012, all of the named executive officers had stock ownership exceeding the guidelines.

Prohibition on Speculative Trading in Company Stock

Speculative trading in the company’s stock is prohibited. Prohibited speculative trading includes short-term trading, selling short, buying options to open a position and selling uncovered options.

Guidelines for Equity Awards

The company has no program, plan or practice to time the grant of stock-based awards relative to the release of material non-public information or other corporate events. All equity grants to directors and executive officers are approved by the Compensation Committee or the independent directors at regularly scheduled meetings or, in limited cases involving key recruits or promotions, by a special meeting or unanimous written consent. The grant date is the meeting date or a fixed, future date specified at the time of the grant. Under the terms of the company’s stock incentive plan, the exercise price of options cannot be less than the closing price of company stock on the grant date.

Recoupment Policies

In the first quarter of 2012, the Compensation Committee adopted a recoupment policy to recover incentive awards granted to executive officers in the event of a significant restatement of financial results due to material noncompliance with financial reporting requirements due to misconduct.

In addition, in the event of certain securities law violations, the Compensation Committee reserves the right to reduce or cancel equity awards or require executives to disgorge any profit realized from equity awards.

The company also reserves the right to cancel equity awards of employees who are terminated for cause.

Response to Advisory Vote on Say-on-Pay

The Compensation Committee considers the result of the advisory say-on-pay vote when reviewing and evaluating the executive compensation program throughout the year. The Compensation Committee noted the overwhelming support of the stockholders, who approved the company’s advisory vote by approximately 97% of the votes at the 2012 Annual Meeting of Stockholders.

Risk Assessment

The Compensation Committee reviewed a report by management on compensation practices and policies throughout the company and the potential impact on risk-taking by employees. The report assessed all employee compensation programs with an emphasis on changes made in 2012, all variable compensation including bank product incentives, and the oversight and approval process for new and existing compensation plans. The report also summarized regulations on incentive compensation practices in the banking industry and the company’s implementation of this guidance. The report identified the following risk-mitigating factors currently in place:

•	approval of executive compensation by an independent board committee;

•	performance-based long-term incentive awards;

•	a balanced suite of performance metrics with a strong link to stockholder value;

•	caps on annual incentive opportunities;

•	performance goals based on financial plans reviewed by the board;

•	a four-year vesting period for equity awards with limited opportunities for accelerated vesting;

•	meaningful executive stock ownership guidelines;

•	annual review of incentive plan performance, along with centralized design and administration of all incentive plans; and

•	modest severance benefits.

In addition, when reviewing the design of and payments pursuant to incentive compensation programs, the Compensation Committee considers the review by the Executive Vice President – Corporate Risk Management regarding consistency with the company’s financial plan, strategic objectives and risk profile.

Internal Revenue Code Section 162(m)

Compensation plans generally are structured so that compensation is performance-based and therefore deductible under Section 162(m) of the Internal Revenue Code. However, depending on business needs, the Compensation Committee may use its discretion to approve compensatory arrangements that are not deductible under Section 162(m). In 2012, compensation of the named executive officers was deductible under Section 162(m) except for portions of compensation in excess of $1 million received by a named executive officer due to the vesting of past equity awards that are not considered performance-based, such as time-vested restricted stock and the dividends on that stock.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the company’s annual report on Form 10-K for the fiscal year ended December 31, 2012 and the proxy statement on Schedule 14A.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Roger O. Walther, Chairman

Nancy H. Bechtle

Frank C. Herringer

Paula A. Sneed

Robert N. Wilson

EXECUTIVE COMPENSATION TABLES

The following tables show compensation information for the named executive officers: Walter W. Bettinger II, President and Chief Executive Officer, Joseph R. Martinetto, Chief Financial Officer, and the next three most highly compensated executive officers as of December 31, 2012. It also contains information for Benjamin L. Brigeman, who served in his respective position for a portion of 2012.

2012 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus[1] ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non-Equity Incentive Plan Compen- sation[4] ($)	All Other Compen- sation[5] ($)	Total ($)

Walter W. Bettinger II President and Chief Executive Officer	2012 2011 2010	983,333 900,000 900,000	— — —	2,600,000 1,950,000 2,117,300	3,900,000 4,550,000 4,550,000	2,691,875 2,632,500 2,362,500	57,224 71,877 89,119	10,232,432 10,104,377 10,018,919

Joseph R. Martinetto Chief Financial Officer	2012 2011 2010	522,917 497,667 486,000	3,976 — —	560,000 390,000 390,900	840,000 910,000 840,000	572,594 582,269 510,300	18,862 19,564 19,440	2,518,349 2,399,500 2,246,640

John S. Clendening Executive Vice President – Investor Services	2012	495,833	—	560,000	840,000	542,937	18,467	2,457,237

James D. McCool Executive Vice President – Client Solutions	2012 2011 2010	545,833 522,667 511,000	— — —	600,000 420,000 456,000	900,000 980,000 980,000	697,302 713,440 536,550	24,555 47,462 68,684	2,767,690 2,683,569 2,552,234

Charles R. Schwab[6] Chairman	2012 2011 2010	500,000 500,000 500,000	— — —	1,200,000 900,000 977,200	1,800,000 2,100,000 2,100,000	912,500 975,000 874,999	25,072 42,979 67,167	4,437,572 4,517,979 4,519,366

Benjamin L. Brigeman[7] Former Executive Vice President – Investor Services	2012 2011 2010	343,750 543,500 511,000	— — —	600,000 450,000 472,300	600,000 1,050,000 1,015,000	— 741,877 536,550	1,294,165 21,627 28,554	2,837,915 2,807,004 2,563,404

(1)	The amounts paid in this column represent bonuses paid outside of the Corporate Executive Bonus Plan, a non-equity incentive plan, for officers who received an increase to their bonus target after the beginning of the performance period.

(2)	The amounts shown in this column represent the aggregate grant date fair value of the performance-based awards, computed in accordance with Statement of Financial Accounting Standards Board ASC Topic 718. The amounts shown do not reflect the amounts ultimately realized by the named executive officer. Performance-based restricted units awarded in 2010, 2011 and 2012 only vest upon satisfaction of the performance conditions of those awards. The value for those awards represents the aggregate compensation cost expected at the grant date to be recognized over the service period and is not adjusted for the effect of any estimated forfeitures.

The values shown are as of the grant date determined in accordance with ASC Topic 718, which is the date on which all of the significant terms, including any performance criteria, were established. For 2011 and 2012 grants, the date the Compensation Committee granted the units and the date all significant terms of the award were finalized are the same, and the values reflected in the table for the 2011 and 2012 grants is the number of units granted multiplied by the average of the high and low market price of the company’s common stock on the grant date. For 2010 grants, however, the Committee granted the units on November 1, 2010 and finalized performance criteria on December 14, 2010; therefore the value reflected in the table for 2010 grants is the number of units granted multiplied by the average of the high and low market price of the company’s common stock on December 14, 2010.

For further discussion of the company’s accounting for its equity compensation plans, including key assumptions, see “Part II – Item 8 – Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements – Note 2. Summary of Significant Accounting Policies,” and “– Note 20. Employee Incentive, Retirement, and Deferred Compensation Plans” from the company’s Form 10-K for the period ending December 31, 2012.

(3)	The amounts shown in this column represent the aggregate grant date fair value of the stock option awards and not the amount ultimately realized by the named executive officer. For further discussion of the company’s accounting for its equity compensation plans, including key assumptions, see “Part II – Item 8 – Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements – Note 2. Summary of Significant Accounting Policies,” and “– Note 20. Employee Incentive, Retirement, and Deferred Compensation Plans” from the company’s Form 10-K for the period ending December 31, 2012.

(4)	The amounts shown in this column include amounts earned under the Corporate Executive Bonus Plan.

(5)	The amounts shown in this column for 2012 include the following:

Named Executive Officer	Employer Matching Contributions[a] ($)	Dividends and Equivalents[b] ($)	Relocation[c] ($)	Separation Payments[d] ($)

Walter W. Bettinger II	12,750	41,750	—	—

Joseph R. Martinetto	12,750	5,332	—	—

John S. Clendening	12,750	4,976	—	—

James D. McCool	12,750	6,137	4,849	—

Charles R. Schwab	12,750	11,542	—	—

Benjamin L. Brigeman	—	704	—	1,227,312

(a)	The amounts in this column are employer match payments under the company’s defined contribution plan, the SchwabPlan Retirement Savings and Investment Plan, which is a 401(k) plan available to all eligible employees.

(b)	The amounts in this column are dividend equivalent payments on vested PBRSUs and dividends paid on unvested restricted stock awards. These amounts are not included in the fair market value of the stock on the grant date shown in the Grants of Plan-Based Awards Table.

(c)	In 2008, the Compensation Committee approved relocation benefits for Mr. McCool consistent with the company’s relocation program for officers, and Mr. McCool continued to receive benefits in 2012 due to the relocation. The value shown for relocation expense is the aggregate incremental cost to the company, which includes the invoiced costs in 2012 for a cash subsidy to offset mortgage costs.

(d)	Includes cash payments of $238,377 for salary and COBRA coverage from Mr. Brigeman’s termination date of August 15, 2012 through December 31, 2012 and an installment payment of $988,935 paid on December 30, 2012.

In addition to the amounts shown in the table above, Mr. Bettinger has the use of parking and a car service for commuting purposes but did not utilize the car service in 2012. On certain occasions in 2012, Mr. Bettinger was accompanied by his spouse and other family members when traveling for business on fractionally-owned aircraft. There was no aggregate incremental cost to the company for guest travel on these flights, and Mr. Bettinger reimbursed the company for reduced tax deductions attributable to having guests on board these flights.

(6)	Mr. Schwab has had an employment contract with the company since 1987. His employment contract is described in the Narrative to Summary Compensation and Grants of Plan-Based Awards Tables.

(7)	Mr. Brigeman entered into a separation agreement with the company in 2012. The separation agreement is described in the Narrative to Summary Compensation and Grants of Plan-Based Awards Tables.

2012 Grants of Plan-Based Awards Table

Name	Grant Date	Date of Action if Not Grant Date[1]	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]			Estimated Future Payouts Under Equity Incentive Plan Awards[3]			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options[4] (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Awards ($)[5]
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Walter W. Bettinger II	1/26/2012 3/1/2012 3/1/2012 8/1/2012 11/1/2012	— 1/26/2012 1/26/2012 1/26/2012 1/26/2012	— — — — —	3,687,500 — — — —	7,375,000 — — — —	— — — — —	— 186,849 — — —	— — — — —	— — — — —	— — 268,596 339,426 325,000	— — 13.91 12.45 13.64	— 2,600,000 1,300,000 1,300,000 1,300,000
Joseph R. Martinetto	1/26/2012 3/1/2012 3/1/2012 8/1/2012 11/1/2012	— 1/26/2012 1/26/2012 1/26/2012 1/26/2012	— — — — —	784,375 — — — —	1,568,750 — — — —	— — — — —	— 40,245 — — —	— — — — —	— — — — —	— — 57,852 73,108 70,000	— — 13.91 12.45 13.64	— 560,000 280,000 280,000 280,000
John S. Clendening	1/26/2012 3/1/2012 3/1/2012 8/1/2012 11/1/2012	— 1/26/2012 1/26/2012 1/26/2012 1/26/2012	— — — — —	743,750 — — — —	1,487,500 — — — —	— — — — —	— 40,245 — — —	— — — — —	— — — — —	— — 57,852 73,108 70,000	— — 13.91 12.45 13.64	— 560,000 280,000 280,000 280,000
James D. McCool	1/26/2012 3/1/2012 3/1/2012 8/1/2012 11/1/2012	— 1/26/2012 1/26/2012 1/26/2012 1/26/2012	— — — — —	955,208 — — — —	1,910,416 — — — —	— — — — —	— 43,119 — — —	— — — — —	— — — — —	— — 61,984 78,329 75,000	— — 13.91 12.45 13.64	— 600,000 300,000 300,000 300,000
Charles R. Schwab	1/26/2012 3/1/2012 3/1/2012 8/1/2012 11/1/2012	— 1/26/2012 1/26/2012 1/26/2012 1/26/2012	— — — — —	1,250,000 — — — —	2,500,000 — — — —	— — — — —	— 86,238 — — —	— — — — —	— — — — —	— — 123,967 156,658 150,000	— — 13.91 12.45 13.64	— 1,200,000 600,000 600,000 600,000
Benjamin L. Brigeman	1/26/2012 3/1/2012 3/1/2012 8/1/2012	— 1/26/2012 1/26/2012 1/26/2012	— — — —	601,563 — — —	1,203,126 — — —	— — — —	— 43,119 — —	— — — —	— — — —	— — 61,984 78,329	— — 13.91 12.45	— 600,000 300,000 300,000

(1)	This column shows the date that the Compensation Committee or the independent directors took action with respect to the equity award if that date is different than the grant date. If the grant date is not the meeting date, it is a fixed, future date specified at the time of the grant.

(2)	These columns show the range of possible payouts for annual cash incentive awards granted in 2012 under the Corporate Executive Bonus Plan. The actual annual cash incentive awards paid for 2012 performance under this plan are shown in the “non-equity incentive plan compensation” column to the Summary Compensation Table.

(3)	These PBRSU awards were granted under the 2004 Stock Incentive Plan and vest in equal installments of 25% on the first, second, third, and fourth anniversary of the grant date, provided that a performance goal of return on common equity exceeding the cumulative cost of equity is met for the one-year performance period. Any units that do not vest at the conclusion of the corresponding one-year performance period may vest at the conclusion of the fourth one-year period if the performance goal for the four-year period has been met. Any units that do not vest at the end of the fourth one-year period will be forfeited.

(4)	These stock option awards were granted under the 2004 Stock Incentive Plan and vest in equal installments of 25% on the first, second, third and fourth anniversary of the grant date and expire on the tenth anniversary of the grant date.

(5)	For option awards, the grant date fair value was determined by multiplying the number of shares granted by the fair value of the option as determined by a binomial option pricing model. The fair values of the options determined by the binomial pricing model on March 1, 2012, August 1, 2012 and November 1, 2012 were $4.84, $3.83 and $4.00, respectively. For RSU awards, the grant date fair value was determined by multiplying the number of units granted by the average of the high and low market price of the company’s common stock on the grant date of March 1, 2012, which was $13.92.

NARRATIVE TO SUMMARY COMPENSATION AND GRANTS OF PLAN-BASED AWARDS TABLES

Base Salaries

In 2012, the Compensation Committee increased base salaries for Mr. Bettinger by $100,000 (11.1%), Mr. Martinetto by $75,000 (15.0%), Mr. McCool by $25,000 (4.8%), and Mr. Clendening by $25,000 (5.3%). The Compensation Committee made no other adjustments to base salary for the named executive officers in 2012.

Annual Cash Incentives

In 2012, the Compensation Committee increased Mr. Martinetto’s annual cash incentive target from 150% to 175% of base salary and Mr. Clendening’s annual cash incentive target from 125% to 150% of base salary. The Compensation Committee made no other adjustments to annual cash incentive targets for the named executive officers in 2012.

Defined Benefits and Deferred Compensation

The company does not offer defined benefit and actuarial pension plans, special retirement plans or other nonqualified excess plans for executives. The company does not offer above-market or preferential earnings under nonqualified deferred compensation plans or defined contribution plans.

All Other Compensation

Restricted stock dividends are included in the “all other compensation” section of the Summary Compensation Table, because these dividends are not included in the fair value of the stock on the grant date as shown in the Grants of Plan-Based Awards Table.

Employment Agreement for Mr. Schwab

The company and Mr. Schwab entered into an amended employment agreement, effective March 31, 2003. Stockholders approved the amended employment agreement. The amended agreement has an initial term of five years, and provides that as of each March 31, the term of the employment agreement is automatically extended by an additional year, under the same terms and conditions, unless beforehand either party provides notice to the other of an intention not to extend it. To address potential penalty taxes on deferred compensation pursuant to Section 409A of the Internal Revenue Code and associated regulations, the Board of Directors and Mr. Schwab agreed to amendments to his employment agreement in 2008 to specify the timing of payments, establish definitions of triggering events that are consistent with the Internal Revenue Service’s guidance under Section 409A, and delay certain payments until six months after Mr. Schwab terminates employment, as required by Section 409A for certain employees. The amendments do not impact the amount of the payments.

The amended employment agreement provides for an annual base salary of $900,000, subject to annual review by the board, and provides that Mr. Schwab will be entitled to participate in all compensation and fringe benefit programs made available to other executive officers, including stock-based incentive plans. Mr. Schwab’s bonus is determined under the Corporate Executive Bonus Plan, as described in the Compensation Discussion and Analysis.

The employment agreement also provides that certain compensation and benefits will be paid or provided to Mr. Schwab (or his immediate family or estate) if his employment is terminated involuntarily, except for cause. “Cause” is defined as the commission of a felony, or willful and gross negligence, or misconduct that results in material harm to the company. “Involuntary termination” includes a material change in Mr. Schwab’s capacities or duties at the company.

If an involuntary termination is not due to death, disability or cause:

•

Mr. Schwab will be entitled to receive for a period of 36 months all compensation to which he would have been entitled had he not been terminated, including his then current base salary and participation in all bonus, incentive and other compensation and benefit plans for which he was or would have been eligible (but excluding additional grants under stock incentive plans), and

•	all his outstanding, unvested shares and options under stock incentive plans will vest fully on the termination date.

If an involuntary termination is due to disability, Mr. Schwab will be entitled to receive:

•	his base salary and benefits, less any payments under the long-term disability plan, for a period of 36 months from the termination date, and

•	a prorated portion of any bonus or incentive payments for the year in which the disability occurs.

If an involuntary termination is due to death, a lump sum payment will be made to Mr. Schwab’s estate equal to five times his then base salary.

If Mr. Schwab voluntarily resigns his employment within 24 months of a change in control of the company, he will be entitled to receive his base salary up to the date of resignation, plus a prorated portion of any bonus or incentive payments payable for the year in which the resignation occurs. In addition, Mr. Schwab has the right (but not the obligation) to enter into a consulting arrangement with the company if he voluntarily resigns his employment upon 6 months’ written notice to the company, or within 24 months of a change in control of the company if he voluntarily resigns or his employment is involuntarily terminated. Under that arrangement, Mr. Schwab would provide certain consulting services to the company for a period of five years for an annual payment equal to $1 million or 75% of his then base salary, whichever is less.

For estimated termination and change in control payments and benefits to Mr. Schwab, please refer to the Termination and Change in Control Benefits Table.

The employment agreement prohibits Mr. Schwab from becoming associated with any business competing with the company during the term of the agreement and for a period of five years following a voluntary resignation of employment. (However, that restriction does not apply if Mr. Schwab resigns his employment within 24 months of a change in control of the company.)

License Agreement for Mr. Schwab

The company and Charles Schwab & Co., Inc. also are parties to an assignment and license agreement with Mr. Schwab that was approved in July 1987 by the company’s non-employee directors. Under the agreement, Mr. Schwab has assigned to the company all service mark, trademark, and trade name rights to Mr. Schwab’s name (and variations on the name) and likeness. However, Mr. Schwab has the perpetual, exclusive, irrevocable right to use his name and likeness for any activity other than the financial services business, so long as Mr. Schwab’s use of his name does not cause confusion about whether the company is involved with goods or services actually created, endorsed, marketed or sold by Mr. Schwab or by third parties unrelated to the company. The assignment and license agreement defines the “financial services business” as the business in which Charles Schwab & Co., Inc. is currently engaged and any additional and related business in which that firm or the company is permitted to engage under rules and regulations of applicable regulatory agencies.

Beginning immediately after any termination of his employment, Mr. Schwab will be entitled to use his likeness in the financial services business for some purposes (specifically, the sale, distribution, broadcast and promotion of books, videotapes, lectures, radio and television programs, and also any financial planning services that do not directly compete with any business in which the company or its subsidiaries are then engaged or plan to enter within three months). Beginning two years after any termination of his employment, Mr. Schwab may use his likeness for all other purposes, including in the financial services business, as long as that use does not cause confusion as described above.

No cash consideration is to be paid to Mr. Schwab for the name assignment while he is employed by the company or, after his employment terminates, while he is receiving compensation under an employment agreement with the company. Beginning when all such compensation ceases, and continuing for a period of 15 years, Mr. Schwab or his estate will receive three-tenths of one percent (0.3%) of the aggregate net revenues of the company (on a consolidated basis) and those of its unconsolidated assignees and licensees that use the name or likeness. These payments may not, however, exceed $2 million per year, adjusted up or down to reflect changes from the cost of living prevailing in the San Francisco Bay Area in May 1987, and they will terminate if the company and its subsidiaries cease using Mr. Schwab’s name and likeness. For estimated payments to Mr. Schwab under his license agreement, please refer to the table below entitled “Termination and Change in Control Benefits.”

The license agreement permits the company to continue using Mr. Schwab’s name and likeness even after he is no longer affiliated with the company and, under most circumstances, limits Mr. Schwab’s separate use of his name and likeness in the financial services business. However, the company’s ability to assign the license agreement, or to permit others to use Mr. Schwab’s name and likeness, is limited during Mr. Schwab’s lifetime. Thus, without Mr. Schwab’s consent, the company may not transfer the license, or any of the company’s rights under the license, to a third party, including by means of mergers or reorganizations in which the stockholders who held shares prior to the transaction do not retain the ability to elect the majority of the board immediately following such transaction (among other circumstances).

Separation Agreement for Mr. Brigeman

The company and Mr. Brigeman entered into a Separation Agreement, General Release and Waiver of Claims effective March 7, 2012. The separation agreement provided continued employment for a six-month transition period at his annual salary of $550,000 (subject to required withholding) and termination of employment on August 15, 2012. The agreement also provided for the following cash payments: cash payments equal to $572,105.44, representing his salary and COBRA premiums for continuation coverage in the group health plan, to be paid in equal monthly installments of $47,675.45 for twelve months following termination, and an additional cash payment of $2,966,804.25, to be paid in three installments of $988,934.75 on December 30, 2012, March 15, 2013, and August 20, 2013.

Mr. Brigeman’s separation agreement includes a non-compete agreement that restricts him from employment with a competitor business, defined to include specific companies, other regulated financial institutions and any business that is determined in the company’s sole discretion to be competitive with the businesses of the company or its affiliates or subsidiaries, for a period of twelve months following his termination date of August 15, 2012. Employment with a competitor business would result in forfeiture of his remaining installment and lump-sum payments described above, and repayment of lump-sum payments previously paid.

The separation agreement also includes: a standard release of all claims in favor of the company and all of its affiliates, subsidiaries, divisions, parent corporations, stockholders, officers, directors, partners, servants, agents, employees, representatives, attorneys, employee welfare and retirement plans and the respective plan administrators and fiduciaries, past, present, and future; a non-disparagement agreement; and a confirmation of Mr. Brigeman’s obligations under his existing confidentiality, non-solicitation and intellectual property ownership agreement.

2012 Termination and Change in Control Benefits Table

Name	Event[1]	Salary and Bonus		Early Vesting of Stock Options[2]		Early Vesting of Restricted Stock or Restricted Stock Units[2]		Other		Total

Walter W. Bettinger II	Termination under Severance Plan	1,182,053	[3]	515,518	[4]	2,790,076	[4]	18,317	[5]	4,505,964
	Change in control	—		1,706,697	[6]	6,169,918	[6]	—		7,876,615
	Death or disability	—		1,706,697	[6]	6,169,918	[6]	—		7,876,615

Joseph R. Martinetto	Termination under Severance Plan	600,060	[3]	100,919	[4]	440,306	[4]	16,045	[5]	1,157,330
	Change in control	—		356,775	[6]	1,326,232	[6]	—		1,683,007
	Death or disability	—		356,775	[6]	1,326,232	[6]	—		1,683,007

John S. Clendening	Termination under Severance Plan	379,481	[3]	41,417	[4]	144,476	[4]	10,837	[5]	576,211
	Change in control	—		351,364	[6]	1,208,839	[6]	—		1,560,203
	Death or disability	—		351,364	[6]	1,208,839	[6]	—		1,560,203

James D. McCool	Termination under Severance Plan	650,122	[3]	115,359	[4]	621,573	[4]	18,578	[5]	1,405,632
	Change in control	—		383,033	[6]	1,370,202	[6]	—		1,753,235
	Death or disability	—		383,033	[6]	1,370,202	[6]	—		1,753,235

Charles R. Schwab	Termination without cause	4,237,500	[7]	787,707	[8]	792,686	[9]	62,057,291	[10]	67,875,184
	Change in control	—		787,707	[6]	2,847,674	[6]	—		3,635,381
	Death	2,500,000	[1][1]	787,707	[6]	2,847,674	[6]	61,239,360	[1][2]	67,374,741
	Disability	1,500,000	[1][3]	787,707	[6]	2,847,674	[6]	61,239,360	[1][2]	66,374,741
	Resignation following a change in control	1,875,000	[1][4]	787,707	[6]	2,847,674	[6]	61,239,360	[1][2]	66,749,741
	Retirement or voluntary resignation	1,875,000	[1][4]	—		792,686	[9]	61,239,360	[1][2]	63,907,046

(1)	This table shows the amount of benefits due to termination or change in control to be paid to the named executive officers pursuant to existing agreements (assuming the event triggering the termination or change in control took place as of December 31, 2012). Mr. Brigeman is not included in this table, as his separation took place prior to December 31, 2012.

The benefits payable to Mr. Schwab are based on the terms of his employment and license agreements and equity incentive award agreements. The events triggering payments are described more fully in the description of his employment and license agreements contained in the Narrative to Summary Compensation and Grants of Plan-Based Awards Tables.

Except for Mr. Schwab, all other named executive officers are eligible for benefits in the event of job elimination under the Charles Schwab Severance Pay Plan (Severance Plan), and these benefits are included in amounts shown for “Termination under Severance Plan.”

Equity award agreements may contain provisions for accelerated vesting due to a change in control, death or disability, or retirement, and these accelerated amounts are included in amounts shown for “change in control,” “death or disability,” and “retirement.” As of December 31, 2012, Mr. Schwab met the eligibility criteria for retirement under certain existing equity award agreements.

PBRSU award agreements may contain provisions for continued vesting following either termination under the Severance Plan or retirement, subject to achievement of performance goals established at the time such awards were granted. The value of awards subject to these continued vesting and performance achievement provisions are included in amounts shown for “Termination under Severance Plan” and “Retirement” as applicable.

(2)	For stock options, the amounts shown are based on the spread between the exercise price and the closing price of a share of company common stock on December 31, 2012 ($14.36), multiplied by the number of shares subject to accelerated vesting. For RSUs, the amounts shown are based on the closing price of a share of company common stock on December 31, 2012 ($14.36), multiplied by the number of shares subject to accelerated vesting. For PBRSUs, the amounts are based on $14.36 multiplied by the number of shares that may vest under the continued vesting provisions subject to achievement of performance goals established at the time such awards were granted.

(3)	Includes a base salary payable under the Severance Plan for the severance period and a 60-day notice period. Under the terms of the Severance Plan, an executive officer is eligible to receive a lump-sum severance pay benefit equal to base salary (at December 31, 2012 rate) for a specified period (a minimum of 7 months and a maximum of 12 months) based upon years of service. In addition, the Severance Plan provides for base salary during the 60-day notice period. To receive the lump-sum severance pay benefit, an employee must execute a severance agreement that provides the company and its affiliates with a general release and waiver of claims.

(4)	Under the Severance Plan, amounts result from accelerated vesting of outstanding long-term awards that would have vested during the 60-day notice period and the severance period, and continued vesting of outstanding PBRSU and RSU awards that would have vested during the 60-day notice period and the severance period.

(5)	Under the Severance Plan, amounts represent a lump-sum payment to cover the cost of COBRA premiums based on group health plan COBRA rates for the severance period.

(6)	Under equity award agreements, these awards become fully vested in the event of a change in control of the company or death or disability.

(7)	Under Mr. Schwab’s employment agreement, includes 36 months of salary (at December 31, 2012 rate of $500,000) and bonus (at 2012 cash incentive of $912,500), to be paid in 36 monthly installments.

(8)	Under Mr. Schwab’s employment agreement, unvested stock options become fully vested upon an involuntary separation from service other than for cause.

(9)	Under equity award agreements, PBRSUs granted more than two years prior to termination continue to vest after termination based on the achievement of the related performance goals if the employee meets the eligibility criteria for retirement at the time of termination.

(10)	Under Mr. Schwab’s employment and license agreements, includes annual installments of $4,082,624 (which represents $2 million adjusted to the consumer price index from 1987 as specified in his license agreement) for 15 years, and estimated cost of office space and secretarial support for 36 months of $817,931.

(11)	Under Mr. Schwab’s employment agreement, represents a lump-sum death benefit payable to Mr. Schwab’s estate in an amount equal to five times annual salary (at December 31, 2012 rate of $500,000).

(12)	Under Mr. Schwab’s license agreement, represents annual installments of $4,082,624 for 15 years payable to Mr. Schwab or his estate.

(13)	Under Mr. Schwab’s employment agreement, represents 36 months of annual salary (at December 31, 2012 rate of $500,000), to be paid in monthly installments. A prorated bonus is not included, as it is already included in the 2012 Summary Compensation Table and is not an additional expense to the company.

(14)	Under Mr. Schwab’s employment agreement, represents $1,875,000 payable in 60 monthly installments of $31,250 in the event that Mr. Schwab elects to provide consulting services following a voluntary resignation or resignation or termination after a change in control. A prorated bonus is not included, as it is already included in the 2012 Summary Compensation Table and is not an additional expense to the company.

Charles Schwab Severance Pay Plan

Employees other than Mr. Schwab are eligible for benefits under the Severance Plan in the event of job elimination, as defined in the plan.

Under the Severance Plan, an executive officer is eligible to receive a lump-sum severance pay benefit of base salary equal to 15 business days multiplied by his or her full years of service, with a minimum of seven months and maximum of twelve months of the base salary that would have been payable to the executive officer. Pro-rated benefits will be provided for partial years of service. The lump-sum amount is in addition to base salary for the 60-day notice period.

An executive officer who becomes entitled to severance benefits under the plan is also eligible to receive a lump-sum payment to cover a portion of the cost of group health plan coverage. The amount of the payment is based upon the period of time for which he or she is eligible to receive severance pay and current COBRA rates for group health plan coverage. In addition, the portion of the executive officer’s long-term awards, except PBRSUs or similar performance-based awards, which would have vested had the officer remained employed during the severance period will vest following his or her termination date. Executive officers are treated as employees during their severance period for purposes of determining their vesting in performance-based equity awards to the extent performance goals are met for the period.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2012

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[1] ($)

Walter W. Bettinger II	141,743 1,048,900 348,190 455,532 513,930 121,723 140,954 143,624 68,689 80,162 89,850	303,688 171,311 121,723 140,955 143,624 206,070 240,487 269,550 268,596 339,426 325,000	[2] [3] [4] [5] [6] [7] [8] [9] [10] [11] [12]	18.29 18.65 23.33 24.37 17.38 18.25 15.00 15.43 18.66 15.05 11.75 13.91 12.45 13.64	10/30/2013 2/20/2014 11/1/2014 10/1/2015 11/2/2019 3/1/2020 8/2/2020 11/1/2020 3/1/2021 8/1/2021 11/1/2021 3/1/2022 8/1/2022 11/1/2022	—	—	429,660[13,14,15,16]	6,169,918

Joseph R. Martinetto	20,789 34,972 104,457 122,920 94,880 22,472 26,022 26,515 13,738 16,032 17,970	31,627 22,472 26,023 26,516 41,214 48,098 53,910 57,852 73,108 70,000	[3] [4] [5] [6] [7] [8] [9] [10] [11] [12]	18.29 19.99 23.33 19.36 17.38 18.25 15.00 15.43 18.66 15.05 11.75 13.91 12.45 13.64	10/30/2013 5/18/2014 11/1/2014 11/3/2018 11/2/2019 3/1/2020 8/2/2020 11/1/2020 3/1/2021 8/1/2021 11/1/2021 3/1/2022 8/1/2022 11/1/2022	—	—	86,968[13,14,15,16]	1,248,860

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[1] ($)
John S. Clendening	52,444 47,247 83,566 112,677 86,973 20,599 23,854 24,306 13,209 15,416 17,279	28,991 20,600 23,854 24,306 39,630 46,248 51,837 57,852 73,108 70,000	[3] [4] [5] [6] [7] [8] [9] [10] [11] [12]	13.12 18.29 23.33 19.36 17.38 18.25 15.00 15.43 18.66 15.05 11.75 13.91 12.45 13.64	1/20/2014 10/30/2013 11/1/2014 11/3/2018 11/2/2019 3/1/2020 8/2/2020 11/1/2020 3/1/2021 8/1/2021 11/1/2021 3/1/2022 8/1/2022 11/1/2022		—	—	40,245[13,14,15,16]	577,918

James D. McCool	35,436 104,457 128,041 23,981 110,693 26,217 30,359 30,934 14,794 17,265 19,352	36,898 26,218 30,360 30,935 44,385 51,798 58,058 61,984 78,329 75,000	[3] [4] [5] [6] [7] [8] [9] [10] [11] [12]	18.29 23.33 19.36 18.49 17.38 18.25 15.00 15.43 18.66 15.05 11.75 13.91 12.45 13.64	10/30/2013 11/1/2014 11/3/2018 12/10/2018 11/2/2019 3/1/2020 8/2/2020 11/1/2020 3/1/2021 8/1/2021 11/1/2021 3/1/2022 8/1/2022 11/1/2022		—	—	95,418[13,14,15,16]	1,370,202

Charles R. Schwab	314,670 566,973 487,466 237,199 56,180 65,056 66,288 31,703 36,998 41,469	79,067 56,180 65,056 66,288 95,109 110,994 124,408 123,967 156,658 150,000	[3] [4] [5] [6] [7] [8] [9] [10] [11] [12]	13.12 18.29 23.33 17.38 18.25 15.00 15.43 18.66 15.05 11.75 13.91 12.45 13.64	1/20/2014 10/30/2013 11/1/2014 11/2/2019 3/1/2020 8/2/2020 11/1/2020 3/1/2021 8/1/2021 11/1/2021 3/1/2022 8/1/2022 11/1/2022		—	—	198,306[13,14,15,16]	2,847,674

Benjamin L. Brigeman	21,262 57,693			18.29 22.41	10/30/2013 10/1/2014	[17]	—	—	—	—

(1)	Represents the market value of unvested restricted stock and RSUs held as of December 31, 2012 based on the closing price of a share of common stock of $14.36 on December 31, 2012.

(2)	These nonqualified stock options were granted on October 1, 2008 under the 2004 Stock Incentive Plan and vest in five installments: 15% on the first, second, third, and fourth anniversary of the grant date, and 40% on the fifth anniversary.

(3)	These nonqualified stock options were granted on November 2, 2009 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(4)	These nonqualified stock options were granted on March 1, 2010 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(5)	These nonqualified stock options were granted on August 2, 2010 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(6)	These nonqualified stock options were granted on November 1, 2010 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(7)	These nonqualified stock options were granted on March 1, 2011 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(8)	These nonqualified stock options were granted on August 1, 2011 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(9)	These nonqualified stock options were granted on November 1, 2011 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(10)	These nonqualified stock options were granted on March 1, 2012 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(11)	These nonqualified stock options were granted on August 1, 2012 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(12)	These nonqualified stock options were granted on November 1, 2012 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(13)	Includes PBRSU awards that were granted on November 2, 2009 and vest in increments of 25% on the first, second, third and fourth anniversary of the grant date, provided a performance goal related to ROCE for the one-year performance period ending on each September 30 preceding the vesting date is met. If a performance goal for any one-year performance period is not met, there will be a second opportunity to vest in any unvested RSUs at the end of the final performance period, if a performance goal related to the average of the ROCE over the four one-year performance periods is met. Units that have not vested by November 2, 2013 will be forfeited. Future vesting for these RSUs is as follows:

Name	Vesting Date	Number of Units

Walter W. Bettinger II	11/2/2013	56,473

Joseph R. Martinetto	11/2/2013	10,426

John S. Clendening	11/2/2013	9,557

James D. McCool	11/2/2013	12,164

Charles R. Schwab	11/2/2013	26,065

(14)	Includes PBRSU awards that were granted on November 1, 2010 and vest in increments of 25% on the first, second, third and fourth anniversary of the grant date, provided a performance goal established by the Compensation Committee for each performance period is met. For the performance period ending on September 30, 2012, the performance goal is cumulative return on common equity exceeds cumulative cost of equity. The RSUs that do not vest based on the performance for the applicable period will be forfeited. Future vesting for these RSUs is as follows:

Name	Vesting Date	Number of Units

Walter W. Bettinger II	11/1/2013 11/1/2014	31,564 31,564

Joseph R. Martinetto	11/1/2013 11/1/2014	5,827 5,828

John S. Clendening	11/1/2013 11/1/2014	5,342 5,342

James D. McCool	11/1/2013 11/1/2014	6,798 6,799

Charles R. Schwab	11/1/2013 11/1/2014	14,568 14,568

(15)	Includes PBRSU awards that were granted on November 1, 2011 and vest in increments of 25% on the first, second, third and fourth anniversary of the grant date, provided that a performance goal of cumulative return on common equity exceeding the cumulative cost of equity for the one-year performance period preceding the vesting date is met. Any units that do not vest at the conclusion of the corresponding one-year performance period may vest at the conclusion of the fourth one-year period if the performance goal for the four-year period has been met. Any units that do not vest at the end of the fourth one-year period will be forfeited. Future vesting for these RSUs is as follows:

Name	Vesting Date	Number of Units

Walter W. Bettinger II	11/1/2013 11/1/2014 11/1/2015	41,070 41,070 41,070

Joseph R. Martinetto	11/1/2013 11/1/2014 11/1/2015	8,214 8,214 8,214

John S. Clendening	11/1/2013 11/1/2014 11/1/2015	7,898 7,898 7,899

James D. McCool	11/1/2013 11/1/2014 11/1/2015	8,846 8,846 8,846

Charles R. Schwab	11/1/2013 11/1/2014 11/1/2015	18,956 18,955 18,956

(16)	Includes PBRSU awards that were granted on March 1, 2012 and vest in increments of 25% on the first, second, third and fourth anniversary of the grant date, provided that a performance goal of cumulative return on common equity exceeding the cumulative cost of equity for the one-year performance period preceding the vesting date is met. Any units that do not vest at the conclusion of the corresponding one-year performance period may vest at the conclusion of the fourth one-year period if the performance goal of cumulative return on common equity exceeds cumulative cost of equity for the four-year period has been met. Any units that do not vest at the end of the fourth one-year period will be forfeited. Future vesting for these RSUs is as follows:

Name	Vesting Date	Number of Units

Walter W. Bettinger II	3/1/2013 3/1/2014 3/1/2015 3/1/2016	46,712 46,712 46,712 46,713

Joseph R. Martinetto	3/1/2013 3/1/2014 3/1/2015 3/1/2016	10,061 10,061 10,061 10,062

John S. Clendening	3/1/2013 3/1/2014 3/1/2015 3/1/2016	10,061 10,061 10,061 10,062

James D. McCool	3/1/2013 3/1/2014 3/1/2015 3/1/2016	10,779 10,780 10,780 10,780

Charles R. Schwab	3/1/2013 3/1/2014 3/1/2015 3/1/2016	21,559 21,560 21,559 21,560

(17)	Pursuant to the terms of Mr. Brigeman’s separation agreement, these options will be cancelled if not exercised by August 15, 2014.

2012 Option Exercises and Stock Vested Table

	OPTION AWARDS		STOCK AWARDS

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[2]

Walter W. Bettinger II	78,666	113,894	165,649	2,187,295

Joseph R. Martinetto	5,244	20,213	14,041	190,607

John S. Clendening	57,614	53,089	13,240	179,733

James D. McCool	—	—	16,324	221,412

Charles R. Schwab	—	—	33,523	455,075

Benjamin L. Brigeman	31,459	62,303	—	—

(1)	The value realized on exercise of stock options as shown in this chart was calculated by subtracting the option exercise price from the market price to obtain the value realized per share, and multiplying the value realized per share by the number of shares acquired upon exercise. The market price for each transaction was determined as follows: If upon exercising nonqualified stock options, the named executive officer sold the shares acquired, the market price was determined to be the sale price. If upon exercising nonqualified stock options, the named executive officer kept the shares acquired, then the market price was determined to be the average of the high and low market price of the company’s common stock on the date of the exercise. If upon exercising incentive stock options, the named executive officer sold the shares acquired, then the market price was determined to be the lesser of the average of the high and low market price of the company’s common stock on the date of the exercise, or the sale price. If upon exercising incentive stock options, the named executive officer kept the shares acquired, then the market price was determined to be the average of the high and low market price of the company’s common stock on the date of the exercise. Accordingly, the amounts in this column may not represent amounts actually realized by the named executive officers.

(2)	Amounts in this column were calculated by multiplying the number of shares acquired on vesting by the average of the high and low market price of the company’s common stock on the vesting date. If the vesting date was a weekend or holiday, the next business day was used to value the shares.

2012 Nonqualified Deferred Compensation Table

Name[1]	Plan	Aggregate Earnings in Last Fiscal Year[2] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

James D. McCool	DCP2	197,811	—	1,417,622

Charles R. Schwab	DCP1	1,572,815	—	14,629,419	[3]

(1)	Mr. McCool participates in The Charles Schwab Corporation Deferred Compensation Plan II (DCP2) only, and Mr. Schwab participates in The Charles Schwab Corporation Deferred Compensation Plan 1 (DCP1) only. The other named executive officers do not participate in either of the company’s deferred compensation plans. Mr. McCool and Mr. Schwab made no contributions to the deferred compensation plans in 2012. The company does not make contributions to the deferred compensation plans.

(2)	The earnings reported in this column are not above-market or preferential and therefore are not reported in the Summary Compensation Table.

(3)	For Mr. Schwab, includes executive contributions of $6,513,138 of annual cash incentives that were previously reported as compensation to Mr. Schwab in the Summary Compensation Tables for prior years (1994 – 1997), and aggregate plan earnings of $8,116,281. Mr. Schwab does not currently defer compensation.

The Charles Schwab Corporation Deferred Compensation Plans

In December 2004, the Compensation Committee adopted the DCP2. Deferrals for income earned prior to January 1, 2005 were made under the DCP1, and all deferrals for income earned after January 1, 2005 were made pursuant to the DCP2. Subject to the terms and conditions set forth in the plans, each eligible participant may elect to defer a portion of amounts earned under the company’s non-equity incentive plans (and in some cases, participants can elect to defer a portion of their base salary). All of a participant’s compensation deferrals are credited to a deferral account maintained for each participant. Amounts credited to deferral accounts are adjusted periodically to reflect earnings and losses (calculated based on the market return of investment options selected by participants that the company makes available under the plans). Investment options available under the plans are similar to those offered under the company’s 401(k) plan, except that the self-directed brokerage feature and the company common stock funds are not available, and two additional funds offering short-term U.S. Treasury securities and inflation-protected U.S. Treasury securities are available. Participants may make investment changes at any time. With certain exceptions, deferral accounts are paid or commence payment upon a fixed payment date, as elected by the participant, or upon the participant’s retirement. Participants generally may elect that payments be made in a single lump sum or in annual installments over a period of four, five, ten or fifteen years. However, payment will be made in a lump sum after a change in control of the company or upon a termination of a participant’s employment for any reason other than retirement.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2012 with respect to equity compensation plans approved and not approved by stockholders (shares in millions):

Securities Authorized for Issuance as of December 31, 2012

PLAN CATEGORY	(A) SHARES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		(B) WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		(C) SHARES AVAILABLE FOR FUTURE ISSUANCE (EXCLUDING SHARES IN COLUMN A)

Equity compensation plans approved by stockholders	66.8	(1)	$16.05	(2)	87.0	(3)

Equity compensation plans not approved by stockholders	.9	(4)	$10.99	(5)	0

Total	67.7		$16.04		87.0

(1)	Consists of 55,899,579 stock options, 1,527 shares of restricted stock, and 10,911,637 RSUs outstanding under the company’s 2001 and 2004 Stock Incentive Plans.

(2)	The weighted-average exercise price does not take into account awards that have no exercise price such as restricted stock or RSUs.

(3)	Consists of 43,531,369 shares (including stock options, stock appreciation rights, restricted stock, RSUs, performance stock and performance units) that may be awarded under the 2004 Stock Incentive Plan and 43,479,014 shares that may be purchased under the Employee Stock Purchase Plan (ESPP). An offering period under the ESPP had begun but was not completed as of December 31, 2012 (329,588 shares were subsequently purchased at the end of this offering period).

(4)	Includes 1,781 stock options under the company’s Employee Stock Incentive Plan (ESIP) approved in 1997. Grants under the ESIP were made to employees other than officers and directors and, accordingly, did not require stockholder approval under rules in effect at the time of grant.

Also includes grants under the optionsXpress Holdings, Inc. 2008 Equity Incentive Plan, 2005 Equity Incentive Plan and 2001 Equity Incentive Plan (the “optionsXpress Plans”) which were assumed by the company in connection with its acquisition of optionsXpress Holdings, Inc. in 2011. There were 767,361 stock options and 170,594 RSUs outstanding under the optionsXpress Plans as of December 31, 2012.

(5)	Represents the weighted-average exercise price of options granted under the ESIP. Options granted under the optionsXpress Plans had a weighted-average exercise price of $15.31.

Employee Stock Incentive Plan

The Employee Stock Incentive Plan, which the board approved in 1997, provided for the grant of stock options and restricted stock to employees. No new shares are available for grant under this plan. Options granted under the plan allow employees to purchase shares of common stock at an exercise price of not less than 100% of the fair market value of a share on the grant date. Options become exercisable and expire within the times and upon the events determined by the Compensation Committee or by persons to whom the committee delegates such responsibility. All restricted stock granted under the plan has vested according to the terms of the plan.

PROPOSAL FOUR:

APPROVAL OF 2013 STOCK INCENTIVE PLAN

The Board has approved the 2013 Stock Incentive Plan, subject to stockholder approval. The company is requesting approval of the 2013 Stock Incentive Plan because its current plan, the 2004 Stock Incentive Plan, expires in March 2014. Approval of the 2013 Stock Incentive Plan will permit the company to meet its long-term incentive needs without disrupting the company’s normal granting practices. If approved by stockholders, the 2013 Plan will be the sole plan for future awards. No further awards will be made under the 2004 Stock Incentive Plan.

All employees, non-employee directors and consultants will be eligible to participate in the 2013 Stock Incentive Plan. As with the predecessor plans, the purpose of the 2013 Stock Incentive Plan is to promote the long-term success of the company and increase stockholder value by:

•	Recruiting, motivating, and retaining the caliber of employees and non-employee directors (and in certain instances consultants) essential for achievement of the company’s success,

•	Linking the interests of employees, non-employee directors and consultants directly to stockholder interests, and

•	Encouraging employees, non-employee directors and consultants to focus on long-term objectives.

The company is requesting 75 million shares for the 2013 Stock Incentive Plan. The 75 million shares include approximately 43.5 million shares currently available for issuance under the 2004 Stock Incentive Plan and an additional 31.5 million shares to provide for the company’s long-term incentives. The 2013 Stock Incentive Plan also provides for the issuance of up to 150 million additional shares from outstanding awards that are forfeited or cancelled and shares from prior plans reacquired by the company, e.g., shares withheld for taxes, following the approval of the 2013 Stock Incentive Plan.

When considering the number of shares to reserve for issuance under the 2013 Stock Incentive Plan, the Compensation Committee reviewed potential dilution to the company’s current stockholders from the proposed share reserve as measured by historical burn rate and overhang, cost of the shares reserved and projected share usage.

•

Historical Burn Rate. Burn rate measures the number of shares granted in equity awards each year and shows how fast a company is using share reserves. It was calculated using the outstanding equity awards times a multiplier based on volatility divided by the weighted-average common shares outstanding during the year. The burn rate was 1.94% for fiscal 2012, 2.08% for fiscal 2011, and 1.64% for fiscal year 2010. The company’s three-year average burn rate was 1.88% for the period ending in fiscal 2012.

•

Year-End Fiscal 2012 Overhang with 75 Million Shares Reserved for Issuance. Overhang measures the total number of shares underlying outstanding options and awards as of year-end fiscal 2012 plus the 75 million shares requested to be reserved for issuance under the 2013 Stock Incentive Plan divided by total common shares outstanding as of year-end fiscal 2012. The overhang was approximately 11.2% of our common shares outstanding as of year-end fiscal 2012.

•

Cost to Stockholders. This measurement of stockholders’ equity transferred to employees as options are exercised and/or restrictions on awards lapse is calculated by adding the product of shares and an average award value, and the product of shares underlying outstanding options and awards and an average outstanding award value, and dividing the result by the market value of fully diluted shares. Based on this methodology, the potential cost was 8% of the company’s market value.

•

Projected Share Usage. The projected usage of shares for incentive awards under the plan was reviewed under scenarios based on a variety of assumptions regarding the company’s stock price, mix of equity awards, grant size and number of grants. Depending on the assumptions, the shares currently available under the 2004 Stock Incentive Plan could last through 2015 or 2016, but a new plan is still required because the 2004 Stock Incentive Plan expires in 2014.

If stockholders do not approve the 2013 Plan, awards will continue to be made under the existing plan in accordance with its terms until the plan expires in March 2014.

SUMMARY OF THE 2013 STOCK INCENTIVE PLAN

The following is a summary of the principal features of the 2013 Stock Incentive Plan and its operation. The summary is qualified in its entirety by reference to the plan, a copy of which is attached to this proxy statement as Exhibit A, and which is incorporated by reference.

General Description of the Stock Incentive Plan

The purposes of the 2013 Stock Incentive Plan are to promote the long-term success of the company and the creation of incremental stockholder value by encouraging non-employee directors, employees and consultants to focus on long-range objectives, encouraging the attraction and retention of non-employee directors, employees and consultants with exceptional qualifications, and linking non-employee directors, employees and consultants directly to stockholder interests by providing them stock options and other equity incentives.

The 2013 Stock Incentive Plan permits the grant of stock options, stock appreciation rights (SARs), restricted stock, RSUs, performance stock, PBRSUs, performance units and other stock awards. The Compensation Committee may also grant other incentives payable in cash or in common stock under the plan subject to such terms and conditions as it deems appropriate. As of March 18, 2013, the market value of a share of the company’s common stock was $17.66, based on its closing price on that date.

Administration of the Plan

The Compensation Committee administers the plan. The Compensation Committee is responsible for approving the aggregate benefits and the individual benefits for executive officers and non-employee directors. The Compensation Committee may delegate its authority for certain other matters under the 2013 Stock Incentive Plan in accordance with its terms. Awards are subject to terms and conditions established by the Compensation Committee or its delegates.

Eligibility

Employees, non-employee directors and consultants of the company and its subsidiaries are eligible for awards under the 2013 Stock Incentive Plan. There are approximately 13,800 employees of the company and its subsidiaries and 15 non-employee directors (including non-employee directors of Charles Schwab Bank) who are eligible for awards under the plan. In addition, consultants to the company and its subsidiaries may be eligible for awards under the plan.

Under the plan, no participant may receive in any fiscal year:

•	stock options and SARs that collectively relate to more than 5 million shares, and

•	restricted stock, RSUs, performance stock, PBRSUs and performance units that are subject to the attainment of performance criteria that collectively relate to more than 1 million shares, and

•

performance units denominated in cash or other cash awards that are subject to the attainment of performance criteria that could entitle the participant to more than $10 million in the aggregate from that year’s awards considering the maximum that could be payable, including for above-target performance.

The Compensation Committee will adjust these annual limits for any stock split, stock dividend, recapitalization or other similar event.

The Compensation Committee selects the participants and establishes the terms and conditions of the awards, in its discretion.

Shares Available for Issuance

The aggregate number of shares of common stock that may be issued under the plan may not exceed:

•	75 million shares of common stock, plus

•	Up to 150 million shares that would have been returned to predecessor stock incentive plans

•	As a result of awards outstanding on May 16, 2013 that expire, are cancelled or forfeited after May 16, 2013, or

•	Any shares of common stock issued under predecessor stock incentive plans that are reacquired by the company after May 16, 2013.

Awards paid in cash will not count against the share limits described above.

The Compensation Committee will adjust the limit on the number of shares to account for any stock split, stock dividend, recapitalization or other similar event.

Awards

Stock Options

Stock options awarded under the plan provide a right to acquire common stock at an exercise price at least equal to the fair market value of the company’s common stock on the date of grant. Stock options include nonqualified and incentive stock options. Incentive stock options are intended to qualify for special tax treatment. Stock options vest according to a schedule established by the Compensation Committee. The plan permits the payment of the stock option exercise price by cash, check, other shares of common stock (with some restrictions), broker-assisted same-day sales, or any other form of consideration permitted by applicable law. The term of an option cannot exceed ten years. The plan prohibits the repricing of outstanding options.

Stock Appreciation Rights

SARs allow the recipient to receive the appreciation, if any, in the fair market value of the company’s common stock between the grant date and the exercise date, and may be granted in tandem with stock options at the Compensation Committee’s discretion. In addition, the Compensation Committee may substitute SARs for stock options. The Compensation Committee determines the terms of SARs, including when such rights become exercisable and whether to pay the increased appreciation in cash or in shares of our common stock. The grant price of free-standing SARs is equal to the fair market value of our common stock on the grant date and the term of any SAR may not exceed ten years. The plan prohibits the repricing of outstanding SARs.

Restricted Stock

Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the Compensation Committee. The Compensation Committee will determine the number of shares of restricted stock granted to any employee. The Compensation Committee sets vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of shares to be released to the employee. Shares of restricted stock that do not vest are subject to a right of repurchase by the company or forfeiture.

Restricted Stock Units

RSUs represent the right to receive shares of the company’s common stock after satisfying the vesting conditions established by the Compensation Committee. RSUs may be settled in cash, stock, or a combination of cash and stock. The Compensation Committee sets vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of RSUs that will be paid out to the employee. The Compensation Committee, in its discretion, may permit or require the participant to defer the receipt of the award.

Performance-Based Awards

Performance-based awards, including among other things units, RSUs and stock, are awards that will result in a payment to a participant only if performance goals established by the Compensation Committee are achieved and the awards otherwise vest. The Compensation Committee determines the number of units, RSUs or shares, the performance period and other terms and conditions of these awards, including whether the award is to be paid in cash or common stock.

In the case of awards intended to qualify under Section 162(m) of the Internal Revenue Code for the performance-based exception to the $1 million limitation on the company’s deduction, within the first 90 days of the performance period (or the first 25% of the performance period if the period is expected to be less than 12 months), the Compensation Committee will select the participants for the performance period, set the objective performance goal or goals for each participant, define each applicable performance goal, determine the maximum amount payable and threshold level of attainment before any award may be paid (subject to the participant limits described above) and how performance will be measured against a goal to reflect certain extraordinary events. Although the Committee does not have the discretion to increase the amount payable to a participant upon attainment of the performance goal, it may, in its absolute discretion, decrease the amount that would be payable.

Awards under the 2013 plan may be made subject to the attainment of performance goals relating to one or more business criteria as set forth in the 2013 plan, a copy of which is attached to this proxy statement as Exhibit A.

Performance goals of any of the criteria permitted under the plan also may be measured by changes between years or periods or by reference to relative performance of the company as a whole, part of the company or against a peer group or index.

The plan provides that, in determining whether any performance goals have been satisfied, the Compensation Committee has the discretion to exclude extraordinary, unusual or nonrecurring items (such as charges associated with restructurings of the company). It may also equitably adjust performance goals for a specific year to take into account unusual or one-time events (such as changes in tax law or extraordinary corporate transactions). If the award is intended to qualify as a performance-based award for tax purposes, adjustments or exclusions may be specified at the time the award’s targets are established.

In addition, the plan provides that the Compensation Committee has complete discretion to reduce the amount of any award, including to zero.

Other Awards

In addition, the Compensation Committee may grant other incentives payable in stock and cash under the plan subject to such terms and conditions as it deems appropriate.

Awards to Directors

Upon recommendation by the Compensation Committee, and approval of the Board, the 2013 Stock Incentive Plan increases the annual equity retainer granted to non-employee directors from $125,000 to $140,000. If approved by stockholders, the 2013 Stock Incentive Plan would provide for an automatic equity grant valued at $140,000 granted 50% in stock options and 50% in RSUs. The number of stock options would be calculated by dividing $70,000 by the fair value of an option as valued by a binomial stock option pricing model on the date of grant and the RSUs would be calculated by dividing $70,000 by the fair market value of a share of common stock on the date of grant. The automatic equity grants to directors vest 25% on the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date. These awards vest in full upon a director’s death, disability or retirement, which is defined as resignation or removal from the board at any time after attaining age 70 or completing five years of service as a non-employee director.

The plan also provides that non-employee directors may elect to receive annual cash retainers from the company in the form of nonqualified stock options, restricted stock, RSUs, other stock awards or a combination of them.

Deferral of Awards

Subject to the requirements of section 409A of the Internal Revenue Code, the Compensation Committee may permit or require a participant to have cash or shares that otherwise would be paid under the plan credited to a deferred compensation account. The account may be credited with interest or other forms of investment return, as determined by the Compensation Committee, consistent with the requirements of section 409A of the Internal Revenue Code.

Federal Tax Consequences

Stock Options. When options are granted, there are no federal income tax consequences to the company or the option holder. On the exercise of a nonqualified stock option, the option holder generally will have ordinary income. The amount of the income will be equal to the fair market value of the shares on the exercise date minus the aggregate option exercise price. The income will be subject to tax withholding. Generally, in the same year that the option holder has income from the option exercise, the company will be able to realize a tax deduction in the amount of that income.

In contrast, the exercise of incentive stock options generally will not result in taxable income to the option holder at that time, nor will the company be entitled to a tax deduction. However, the exercise will result in an amount that is included in computing the option holder’s alternative minimum taxable income. This amount will be equal to the fair market value of the shares on the exercise date minus the aggregate option exercise price.

If the holder of an incentive stock option exercises the options, holds the shares for the period required by law, and then sells the shares, the difference between the sale price and the exercise price generally will be taxed as long-term capital gain or loss. If the option holder does not hold the shares for the period required by law, he or she generally will have ordinary income at the time of the sale. The amount of ordinary income will be equal to the fair market value of the stock on the exercise date (or, if less, the sale price) minus the option exercise price. The company generally will be entitled to a tax deduction in that same amount. Any additional gain upon the sale generally will be taxed as a capital gain.

Stock Appreciation Rights. No taxable income is reportable when a SAR is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received or the fair market value of any shares of stock received. The company generally will be entitled to a tax deduction in the same amount as the participant recognizes ordinary income. Any additional gain or loss recognized upon any later disposition of the shares received, if any, would be capital gain or loss.

Restricted Stock. Unless the recipient of restricted stock elects to be taxed when the shares are granted, there will be no federal income tax consequences to the recipient or to the company while the restricted shares have vesting restrictions. Upon vesting, the recipient will have ordinary income equal to the fair market value of the shares on the vesting date. The income will be subject to tax withholding. The company generally will be entitled to a tax deduction in the amount of the recipient’s income. Upon any subsequent sale of the shares, any additional gain or loss recognized by the holder generally will be a capital gain or loss.

Restricted Stock Units. There are no immediate tax consequences of receiving an award of RSUs. A participant who is awarded RSUs will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss. The company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the exercise date, except to the extent such deduction is limited by the Internal Revenue Code.

Performance-Based Awards. A participant generally will not recognize income upon the grant of a performance share or performance unit award. Upon the settlement or payment of such awards, participants normally will recognize ordinary income equal to the cash received and the fair market value of any shares received. The company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the payment date, except to the extent such deduction is limited by the Internal Revenue Code.

If the participant is an employee, the ordinary income generally is subject to withholding of income and employment taxes.

Limitations on Deductions. Under Section 162(m) of the Internal Revenue Code, the company may not deduct compensation of more than $1 million that is paid to certain executive officers. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. The company may structure the award of stock options, performance stock, performance units, performance SARs, PBRSUs, RSUs and cash to constitute qualified performance-based compensation that will be exempt from the $1 million limitation on deductible compensation. The plan is designed for awards to be eligible to meet the performance-based compensation exception from the $1 million limit. Notwithstanding the foregoing, the company retains the ability to grant awards under the plan that do not qualify as performance-based compensation within the meaning of Section 162(m).

Section 409A. Section 409A of the Internal Revenue Code provides additional tax rules governing non-qualified deferred compensation. Generally, Section 409A will not apply to awards granted under the plan, but may apply in some cases to RSUs. For awards subject to Section 409A, for certain officers of the company there may be a delay of up to six months in the settlement of the awards.

Benefits Awarded to Employees, Consultants and Directors under 2013 Stock Incentive Plan

The benefits that employees and consultants will receive under the 2013 Stock Incentive Plan cannot be determined in advance because all awards under the plan are discretionary. The table below sets forth the total dollar value of annual, automatic equity grants to non-employee directors as a group under the 2013 Stock Incentive Plan.

New Plan Benefits[1]	Total Dollar Value of Annual, Automatic Grants to Non-Employee Directors[2]
	Options ($)	Restricted Shares ($)
All current directors who are not executive officers, as a group(10)	700,000	700,000

(1)	This table shows the dollar value of stock option and restricted stock awards that would be made in 2013 to non-employee directors if the 2013 Stock Incentive Plan is approved.

(2)	The number of stock options is determined by dividing $70,000 by the binomial value of an option on the grant date. The number of restricted shares is determined by dividing $70,000 by the fair market value of a share of common stock on the grant date. If the plan is approved by stockholders, the grant date for the 2013 annual grant would be May 20, 2013. Accordingly, the number of options and restricted shares cannot yet be determined, and columns with those amounts are therefore not included in this table.

Information regarding securities authorized for issuance under the company’s equity compensation plans is provided in the section “Compensation Information – Securities Authorized for Issuance Under Equity Compensation Plans” of this proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table shows common stock that is beneficially owned by the directors, the named executive officers and owners of 5% or more of the outstanding company common stock, as of the close of business on March 18, 2013.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
	SHARES OWNED[1]		STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS[2]	TOTAL BENEFICIAL OWNERSHIP[3]	PERCENT OF OUTSTANDING SHARES

Charles R. Schwab	178,626,540	[4]	1,994,786	180,621,326	14.1%

Dodge & Cox	95,740,658	[5]	—	95,740,658	7.5%

PRIMECAP Management Company	70,465,812	[6]	—	70,465,812	5.5%

Nancy H. Bechtle	232,688		53,018	285,706	*

Walter W. Bettinger II	549,938	[7]	3,349,997	3,899,935	*

C. Preston Butcher	1,258,312	[8]	263,976	1,522,288	*

Stephen A. Ellis	—		—	—	—

Mark A. Goldfarb	—		—	—	—

Frank C. Herringer	136,169	[9]	53,018	189,187	*

Stephen T. McLin	138,820	[10]	134,226	273,046	*

Arun Sarin	3,272		9,951	13,223	*

Paula A. Sneed	43,896		53,018	96,914	*

Roger O. Walther	288,955	[11]	42,530	331,485	*

Robert N. Wilson	107,031		64,817	171,848	*

Joseph R. Martinetto	69,823		540,204	610,027	*

John S. Clendening	49,870		483,099	532,969	*

James D. McCool	133,554	[1][2]	584,929	718,483	*

Benjamin L. Brigeman	86,741		78,955	165,696	*

Directors and Executive Officers as a Group (20 Persons)[1][3]	182,032,189		8,713,491	190,745,680	14.8%

* Less than 1%

(1)	This column includes shares for which the named person has sole voting and investment power, has shared voting and investment power with his or her spouse, or holds in an account under The Charles Schwab Corporation Dividend Reinvestment Plan, Employee Stock Purchase Plan and/or The SchwabPlan Retirement Savings and Investment Plan.

This column excludes RSUs held by directors under the 2004 Stock Incentive Plan and the Directors’ Deferred Compensation Plans, which do not have voting rights. Under the Directors’ Deferred Compensation Plans, the RSUs are converted into shares of common stock and paid in a lump sum by the end of February in the year following a director’s termination of board service. As of March 18, 2013, there are no RSUs under the Directors’ Deferred Compensation Plans that are convertible within 60 days. Information on these RSUs is contained in the section under “Compensation Information – Director Compensation.”

This column also excludes PBRSUs and RSUs held by executive officers under the 2004 Stock Incentive Plan, which do not have voting rights.

(2)	Shares that can be acquired through stock option exercises within 60 days of March 18, 2013.

(3)	This column includes the total number of shares beneficially owned, including shares owned and the number of shares underlying stock options exercisable within 60 days of March 18, 2013.

(4)	Includes 5,601,465 shares held by Mr. Schwab’s spouse, 38,537,941 shares held by family limited partnerships, 44,025 shares held by 188 Corp, and the following shares for which Mr. Schwab disclaims beneficial ownership: 10,350,065 shares held by a nonprofit public benefit corporation established by Mr. Schwab, and 6,000 shares held in a trust for which Mr. Schwab acts as trustee.

Includes 2,060,212 shares held by investment companies and managed by a wholly-owned subsidiary of the company, over which Mr. Schwab may be deemed to have shared voting and investment power and for which he disclaims beneficial ownership.

Mr. Schwab’s address is c/o The Charles Schwab Corporation, 211 Main Street, San Francisco, California 94105.

(5)

Includes shares held by Dodge & Cox as reported on its Schedule 13G filed with the Securities and Exchange Commission as of December 31, 2012. The address of Dodge & Cox is 555 California Street, 40th Floor, San Francisco, CA 94104.

(6)	Includes shares held by PRIMECAP Management Company as reported on its Schedule 13G filed with the Securities and Exchange Commission as of December 31, 2012. The address of PRIMECAP Management Company is 225 South Lake Avenue, Suite 400, Pasadena, CA 91101.

(7)	Includes 2,212 shares held by Mr. Bettinger’s spouse.

(8)	Includes 307,339 shares held by Mr. Butcher’s spouse.

(9)	Includes 50,625 shares held by Mr. Herringer’s spouse.

(10)	Includes shares held by a nonprofit public benefit corporation established by Mr. McLin, for which he disclaims beneficial ownership.

(11)	Includes 31,772 shares held by Mr. Walther’s spouse.

(12)	Includes shares held by a nonprofit public benefit corporation established by Mr. McCool, for which he disclaims beneficial ownership.

(13)	In addition to the officers and directors named in this table, four other executive officers are members of this group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on its records and other information, the company believes that during 2012 all filings with the SEC by its officers, directors and 10% stockholders timely complied with requirements for reporting ownership and changes in ownership of common stock under Section 16(a) of the Securities Exchange Act of 1934.

TRANSACTIONS WITH RELATED PERSONS

Charles R. Schwab, the company’s Chairman, has a daughter, Carolyn (Carrie) Schwab-Pomerantz, who was employed as President of the Charles Schwab Foundation during 2012 (and presently). Ms. Schwab-Pomerantz earned approximately $409,100 in salary, bonus and benefits during 2012. She also received a grant of 5,967 RSUs and 13,500 stock options. Ms. Schwab-Pomerantz has been employed by the company for 30 years.

Some directors, executive officers and entities with which they are affiliated have credit transactions with the company’s banking and brokerage subsidiaries, such as mortgage loans, revolving lines of credit or other extensions of credit. These transactions with directors, executive officers and their affiliates are made in the ordinary course of business and to the extent permitted by the Sarbanes-Oxley Act of 2002. Such transactions are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender and do not involve more than the normal risk of collectability or present other unfavorable features.

The company has policies and procedures regarding the review and approval of related-person transactions. Such policies and procedures are in writing and have been approved by the Audit Committee. The transactions covered by the company’s policies and procedures include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the company participates and the amount involved exceeds $120,000, and a director or executive officer of the company has a direct or indirect material interest. The policies and procedures include transactions where the directors’ and executive officers’ children, stepchildren, parents, stepparents, spouse, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law or members of their household (other than a tenant or employee) have a personal interest.

Any director or executive officer proposing a transaction covered by the company’s related party transaction policies and procedures must notify the company’s compliance department as soon as practicable after becoming aware of the transaction or proposed transaction and must provide a description of all material details and his or her interest in the transaction. The Audit Committee will consider the transaction at its next meeting. The Audit Committee may authorize or ratify the transaction only if the Audit Committee determines that the transaction is fair as to the company as of the time of authorization and in the best interests of the company. The transaction must be approved in good faith by a majority of the disinterested directors on the Audit Committee.

Notice to and approval by the Audit Committee as described above is not required if the transaction involves compensation to an immediate family member of a director or executive officer, and the employment relationship has been approved in good faith by a majority of disinterested members of the Compensation Committee. As in the case of Ms. Schwab-Pomerantz, after initial employment, further approval of the Compensation Committee is not required if the immediate family member is not an executive officer and all compensation and benefits to him or her, including salary increases, bonuses, incentive awards, perquisites, benefits, severance payments, and all other forms of compensation, are made in accordance with the company’s compensation programs, policies and plans.

PROPOSALS FIVE AND SIX:

STOCKHOLDER PROPOSALS

We have been notified that two stockholders intend to present proposals for consideration at the annual meeting. The stockholder proposals and supporting statements appear in italics below, and we present the proposals as they were submitted to us. We recommend that you vote against the two stockholder proposals. Our responses are contained immediately after each proposal.

FIRST STOCKHOLDER PROPOSAL

John C. Liu, Comptroller, City of New York, on behalf of the Boards of Trustees of the New York City Pension Funds, 1 Centre Street, New York, New York 10007, which hold approximately 2,052,900 shares of company stock, has submitted the following proposal for consideration at the annual meeting:

Resolved, that the shareholders of Charles Schwab Corporation (“Charles Schwab” or “Company”) hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:

1.	Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a.	The identity of the recipient as well as the amount paid to each; and

b.	The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website.

Stockholder’s Statement of Support

Long-term shareholders of Charles Schwab support transparency and accountability in corporate spending on political activities. These include any activities considered intervention in any political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.

Disclosure is in the best interest of the company and its shareholders, and critical for compliance with federal ethics laws. The Supreme Court’s Citizens United decision recognized the importance of political spending disclosure for shareholders when it said, “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.” Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value.

Charles Schwab contributed at least $63,966 in corporate funds since the 2002 election cycle. (CQ: http://moneyline.cq.com and National Institute on Money in State Politics: http://www.followthemoney.org) But the Company makes no mention of political activities on its website. Indeed, our Company ranked at the bottom of the 2012 CPA-Zicklin Index of Corporate Political Accountability and Disclosure, which benchmarked the top 200 companies in the S&P 500, with a score of zero out of 100.

Relying on publicly available data does not provide a complete picture of the Company’s political spending. For example, the Company’s payments to trade associations used for political activities are undisclosed and unknown. The proposal asks the Company to disclose all of its political spending, including payments to trade associations and other tax exempt organizations used for political purposes. This would bring our Company in line with a growing number of leading companies, including Merck, Microsoft, and Goldman Sachs, that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.

Board of Directors’ Recommendation Against and Statement of Opposition to the First Stockholder Proposal

The Charles Schwab Corporation does not make contributions with corporate funds to candidates for public office, political parties, or candidate campaign committees.

The company may make contributions to local organizations that are organized as political action committees and benefit the communities in which the company does business. Such contributions are overseen by the Office of Legislative and Regulatory Affairs and reviewed by the Audit Committee of the Board of Directors annually. These corporate contributions are subject to public reporting in accordance with applicable law.

We recommend a vote against the first stockholder proposal.

SECOND STOCKHOLDER PROPOSAL

Norges Bank, P.O. Box 1179 Sentrum, 0107 Oslo, Norway, which holds more than $2,000 of company stock, has submitted the following proposal for consideration at the annual meeting:

RESOLVED:

The shareholders of The Charles Schwab Corporation (“Schwab”) urge the board of directors (the “Board”) to adopt a “proxy access” bylaw that would (1) require Schwab to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the “Nominator”) that meets the criteria established below, and (2) allow shareholders to vote on such nominee on Schwab’s proxy card.

The bylaw should provide that (a) both the number of candidates a Nominator may nominate, and the number of shareholder-nominated candidates elected, pursuant to this procedure each year shall not exceed one quarter of the number of directors then serving; and (b) a Nominator must:

(1)	have beneficially owned 1% or more of Schwab’s outstanding common stock continuously for at least 1 year before the nomination is submitted;

(2)	give Schwab written notice not less than 120 calendar days before the date of Schwab’s proxy statement released to shareholders in connection with the previous year’s annual meeting of (a) all information required under the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, to be disclosed by or relating to an individual nominated for election as a director; and (b) proof that the Nominator owns the required shares (the “Disclosure”); and

(3)	certify that it will (a) assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communication with Schwab shareholders, including the Disclosure and Statement; and (b) comply with all applicable laws and regulations if it uses soliciting material other than Schwab’s proxy materials.

The bylaw should also provide that (a) the Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the “Statement”), and (b) the nominee shall be eligible to serve as a director if elected.

The Board should adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, and whether the Disclosure and Statement satisfy the bylaw and any applicable federal regulations.

Stockholder’s Statement of Support

Shareholders’ right to nominate candidates for election to the board of directors is a fundamental principle of good corporate governance and board accountability. NBIM recognizes the importance of shareholder nominations and board continuity, and believes the requested requirements would help ensure appropriate use of proxy access.

NBIM believes that Schwab’s corporate governance practices need improvement and that shareholder rights must be enhanced. Shareholders cannot convene an extraordinary general meeting of shareholders, cannot act by written consent, and can only amend Schwab’s bylaws with a super-majority vote of 80% of outstanding shares. Additional information regarding specific instances and issues where Schwab’s corporate governance practices are not in line with NBIM’s expectations is available at:

http://www.nbim.no/CharlesSchwabProxyAccessProposal2013

The Securities Exchange Act of 1934, and the relevant disclosure rules and regulations thereunder, are available at:

http://www.sec.gov/about/laws/sea34.pdf;

http://www.ecfr.gov/cgi-bin/text-

idx?c=ecfr&SID=bc8264802fc43c12b1051dfe10a3f0ea&rgn=div8&view=text&node=17:3.

0.1.1.1.2.88.229&idno=17; and

http://www.ecfr.gov/cgi-bin/text-

idx?c=ecfr&SID=53296ee9cc71ca5526059efc2604bc39&rgn=div8&view=text&node=17:3.

0.1.1.1.2.88.238&idno=17

Please vote FOR this proposal.

Board of Directors’ Recommendation Against and Statement of Opposition to the Second Stockholder Proposal

This proposal, similar to the one defeated by stockholders last year, would allow a potentially unlimited number of stockholders or bloc of stockholders holding as low as one percent of the company’s common stock for as little as one year each to nominate up to 25% of the total number of directors for election each year. In addition to these low thresholds, the proposal allows for a potential change of control of the company: Our board is currently divided into three classes, and each class is elected once every three years. This proposal could result (at a rate of 25% each year) in the possible election of up to 75% of directors nominated by these stockholders over the course of three years.

Candidates nominated under the proposed procedures would bypass the process carefully established by the board’s Nominating and Corporate Governance Committee to screen for quality, complementary candidates capable of making informed decisions on behalf of all stockholders. We believe that directors need to be responsible for the long-term interests of all stockholders. This proposal, however, allows certain stockholders representing special interests, and who may only have a short-term view, to elect a significant number of directors and potentially control the board.

We believe that this proposal favors the short-term interests of a few over the long-term interests of all stockholders.

We recommend that you vote against this proposal.

INFORMATION ABOUT VOTING PROCEDURES

How is my vote counted?

You may vote either “for” or “against” or “abstain” from voting on each director nominee, the ratification of the selection of independent auditors, the advisory approval of named executive officer compensation, the proposal to approve the 2013 Stock Incentive Plan, and on the two stockholder proposals. If you abstain from voting on any director nominee, the abstention will not count as a vote cast on the proposal to elect that director. If you abstain from voting on the ratification of the selection of independent auditors, the advisory approval of named executive officer compensation, the proposal to approve the 2013 Stock Incentive Plan, or the two stockholder proposals, it will have the same effect as a vote “against” that proposal.

If you provide your voting instructions on your proxy, your shares will be voted as you instruct, and according to the best judgment of Charles R. Schwab, Walter W. Bettinger II and Carrie E. Dwyer if a proposal comes up for a vote at the meeting that is not on the proxy.

If you do not indicate a specific choice on the proxy you submit for one or more proposals, your shares will be voted (with respect to the proposal or proposals on which you do not vote):

•	for the four named nominees for directors,

•	for the ratification of the selection of independent auditors,

•	for the advisory approval of named executive officer compensation,

•	for the approval of the 2013 Stock Incentive Plan,

•	against the stockholder proposal on political contributions,

•	against the stockholder proposal regarding proxy access, and

•	according to the best judgment of Mr. Schwab, Mr. Bettinger and Ms. Dwyer if a proposal comes up for a vote at the meeting that is not on the proxy.

How will my shares be voted if other business is presented at the annual meeting?

We know of no business other than the proposals contained in the proxy statement to be considered at the meeting. However, if other matters are properly presented at the meeting, or at any adjournment or postponement of the meeting, and you have properly submitted your proxy, then Mr. Schwab, Mr. Bettinger and Ms. Dwyer will vote your shares on those matters according to their best judgment.

What if I change my mind after I submit my proxy?

You may revoke your proxy and change your vote by:

•	signing a proxy card with a later date and returning it before the polls close at the meeting,

•	voting by telephone or on the internet before 12:00 p.m., Central Time, on May 15, 2013, or

•	voting at the meeting.

How many votes must the director nominees receive to be elected as directors?

A director must receive more “for” than “against” votes to be elected as a director. If a director does not receive more “for” than “against” votes, the director may be eligible under Delaware law to continue to serve a “holdover” term until the next annual meeting of stockholders. However, in the event that a director does not receive more “for” than “against” votes, our corporate governance guidelines provide that the Nominating and Corporate Governance

Committee shall meet within 90 days after the final certification of the vote and evaluate the director’s continued service for a holdover term. Under the guidelines, the Nominating and Corporate Governance Committee should consider the following:

•	the reasons for the director’s failure to receive an affirmative majority of votes,

•	the director’s qualifications and skills and contributions to the board and board committees,

•	the effect on board composition without the director’s continued service during the holdover term on the board or board committees,

•	whether there are qualified candidates to fill a vacancy if the affected director immediately resigned from the board or board committees, and

•	the guidelines for considering director candidates established by the Nominating and Corporate Governance Committee.

In making its evaluation, the Nominating and Corporate Governance Committee may determine that:

•	the director should continue to serve a holdover term on the board,

•	the director should continue service on the board for a predetermined period (but less than a full holdover term),

•	the director should continue service on the board for a holdover term or predetermined period but resign from one or more board committees, or

•	the director should immediately resign from the board.

If the Nominating and Corporate Governance Committee determines that the affected director should resign from the board or one or more board committees, the director will be expected to submit his or her resignation immediately upon such determination. The Nominating and Corporate Governance Committee’s determination, including the reasons for such determination, will be publicly disclosed on a Form 8-K filed with the Securities and Exchange Commission.

What happens if a director nominee is unable to stand for election?

The board may reduce the number of directors or select a substitute nominee. In the latter case, if you have submitted your proxy, Mr. Schwab, Mr. Bettinger and Ms. Dwyer can vote your shares for a substitute nominee. They cannot vote for more than four nominees.

How many votes are needed for the ratification of independent auditors, the advisory approval of named executive officer compensation, and the approval of the 2013 Stock Incentive Plan?

The ratification of independent auditors, the advisory approval of named executive officer compensation, and the 2013 Stock Incentive Plan will be approved if a majority of the shares present at the meeting in person or by proxy and entitled to vote on the proposal vote for approval.

How many votes are needed for the two stockholder proposals?

The stockholder proposals will be approved if a majority of the shares present at the meeting in person or by proxy and entitled to vote on the proposal vote for approval.

What is a “broker non-vote”?

A broker non-vote occurs when a brokerage firm holding shares in street name for a beneficial owner does not vote on a proposal because the broker has not received instructions from the beneficial owner and does not have discretionary voting power with respect to the proposal.

What is the effect of not providing voting instructions if my shares are held in street name?

Brokerage firms have authority to vote clients’ unvoted shares on some “routine” matters. When a brokerage firm votes its clients’ unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. A brokerage firm cannot vote clients’ unvoted shares on non-routine matters, which results in a broker non-vote. A broker non-vote will be treated as not being entitled to vote on the proposal and will not be counted for purposes of determining whether the proposal has been approved.

The company’s proposal to ratify the selection of independent auditors is considered a routine matter, but the election of directors, the advisory approval of named executive officer compensation, the approval of the 2013 Stock Incentive Plan, and the stockholder proposals are not.

As a brokerage firm, Charles Schwab & Co., Inc. may vote its clients’ unvoted shares on routine matters. However, as the company’s subsidiary, when it is voting on company proposals, it can vote unvoted company shares held in brokerage accounts only in the same proportion as all other stockholders vote.

If you have a stockbroker or investment advisor, they may be able to vote your shares depending on the terms of the agreement you have with them.

What is the effect of not submitting my proxy if my shares are held in a retirement plan?

A trustee under a retirement plan may be able to vote a participant’s unvoted shares. For example, if you are a participant in The SchwabPlan Retirement Savings and Investment Plan, the trustee, under certain circumstances, can vote your shares. Specifically, the trustee will vote shares you hold under the Employee Stock Ownership Plan (ESOP) component of The SchwabPlan Retirement Savings and Investment Plan if the trustee does not receive voting instructions from you. The trustee will vote your unvoted shares held under the ESOP component of the overall plan in the same proportion as all other plan participants vote their shares held under the ESOP component of the overall plan.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and submit all proxies to ensure that all your shares are voted.

Unless you need multiple accounts for specific purposes, it may be less confusing if you consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential by our transfer agent and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find voting results of the meeting?

We will announce preliminary voting results at the annual meeting. We will announce the final results on a Form 8-K following the annual meeting. You may access a copy electronically on our website at www.aboutschwab.com/investor_relations by clicking on “Financial Reports & SEC Filings” or through the SEC’s electronic data system at www.sec.gov. You also may obtain a copy by contacting our Investor Relations Hotline at (415) 667-1959.

Voting results are tabulated and certified by our transfer agent, Wells Fargo Bank, N.A.

INFORMATION ABOUT THE PROXY STATEMENT AND PROPOSALS

Who pays the cost for proxy solicitation?

The company is paying for distributing and soliciting proxies. As a part of this process, the company reimburses brokers, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding proxy materials to stockholders.

The company has retained D.F. King & Co., Inc. to act as proxy solicitor in conjunction with the annual meeting at an estimated fee of $12,500 plus reasonable out of pocket expenses. Employees of the company or its subsidiaries may solicit proxies through mail, telephone, the internet or other means. Employees do not receive additional compensation for soliciting proxies.

How do I submit a stockholder proposal for next year’s annual meeting?

If you want us to consider including a proposal in our proxy statement next year, you must deliver it to the Corporate Secretary at the company’s principal executive office no later than November 29, 2013. The company’s bylaws contain specific procedural requirements regarding a stockholder’s ability to nominate a director or submit a proposal to be considered at a meeting of stockholders. The bylaws are available on our website at www.aboutschwab.com/governance. In addition, you may obtain a copy of our bylaws by contacting the Assistant Corporate Secretary at the address in the “Corporate Governance Information” section of this proxy statement.

For next year’s annual meeting of stockholders, the persons appointed by proxy to vote stockholders’ shares will vote those shares according to their best judgment on any stockholder proposal the company receives after March 17, 2014.

What is “householding”?

“Householding” means that we deliver a single set of proxy materials to households with multiple stockholders, provided such stockholders give their affirmative or implied consent and certain other conditions are met.

Some households with multiple stockholders already may have provided the company with their affirmative consent or given a general consent to householding. We will provide only one set of proxy materials to each such household, unless we receive contrary instructions.

We will promptly deliver separate copies of our proxy statement and annual report at the request of any stockholder who is in a household that participates in the householding of the company’s proxy materials. You may call the Assistant Corporate Secretary at (415) 667-9979 or send your request to the Assistant Corporate Secretary at the address in the “Corporate Governance Information” section of this proxy statement.

If you currently receive multiple copies of the company’s proxy materials and would like to participate in householding, please contact the Assistant Corporate Secretary.

By Order of the Board of Directors,

CARRIE E. DWYER
EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY

MARCH 29, 2013 SAN FRANCISCO, CALIFORNIA

Exhibit A

2013 Stock Incentive Plan

The complete text of the proposed 2013 Stock Incentive Plan is set forth below.

THE CHARLES SCHWAB CORPORATION

2013 STOCK INCENTIVE PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE.

The Plan was adopted by the Board of Directors on January 24, 2013, subject to stockholder approval on May 16, 2013 (the “Effective Date”). The purposes of The Charles Schwab Corporation 2013 Stock Incentive Plan (the “Plan”) are to promote the long-term success of The Charles Schwab Corporation (“Schwab” or the “Company”) and the creation of incremental stockholder value by (i) encouraging non-employee directors, employees and consultants to focus on long-range objectives, (ii) encouraging the attraction and retention of non-employee directors, employees and consultants with exceptional qualifications and (iii) linking non-employee directors, employees and consultants directly to stockholder interests by providing them stock options and other stock and cash incentives.

This Plan is a successor to The Charles Schwab Corporation 2004 Stock Incentive Plan, The Charles Schwab Corporation 2001 Stock Incentive Plan, The Charles Schwab Corporation 1992 Stock Incentive Plan and The Charles Schwab Corporation Employee Stock Incentive Plan (the “Prior Plans”). As of the Effective Date, no further awards shall be made under the Prior Plans. The Prior Plans shall continue to apply to awards granted to a participant under the Prior Plans prior to the Effective Date. In the event that this Plan is not approved by stockholders, awards shall continue to be made under the Prior Plans in accordance with their terms.

SECTION 2. ADMINISTRATION.

(a) Committee Composition. The Plan will be administered by a Committee (the “Committee”) of the Schwab Board of Directors (the “Board”) consisting of two or more directors as the Board may designate from time to time. The composition of the Committee shall satisfy such requirements as:

(i) the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 or its successor under the Securities Exchange Act of 1934 (the “Exchange Act”);

(ii) may be established by the stock exchange or stock market on which Schwab’s common stock may be listed pursuant to the rule-making authority of such stock exchange or stock market; and

(iii) the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

(b) Committee Administration. The Committee shall have discretionary authority to construe and interpret the Plan and any benefits granted under the Plan, to establish, interpret and amend rules for Plan administration, to change the terms and conditions of options and other benefits at or after grant, and to make all other determinations which it deems necessary or advisable for the administration of the Plan. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of Schwab and its stockholders and in accordance with the purposes of the Plan, and shall be final and conclusive on all persons. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members in person or by telephone. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, and shall be made in writing signed by all the Committee members. No member of the Committee shall be liable for any action that such member has taken or failed to take in good faith with respect to the Plan or any award under the Plan.

(c) Committee Delegation.

(i) The Committee may, in its discretion, at any time and from time to time, delegate to one or more of its members (but not less than two members with respect to Covered Employees and persons subject to section 16 of the Exchange Act) such of its powers as it deems appropriate.

(ii) The Committee may authorize one or more officers of the Company to select employees to participate in the Plan and to determine the number of option shares and other rights to be granted to such participants (other than to the officer making such determination), except with respect to awards to officers subject to section 16 of the Exchange Act or officers who are or may become “covered employees” within the meaning of section 162(m) of the Code (“Covered Employees”) and any reference in the Plan to the Committee shall include such officer or officers.

(iii) Except with respect to Covered Employees and officers subject to section 16 of the Exchange Act, the Committee may, in its discretion, at any time and from time to time, delegate to one or more persons who are not members of the Committee, including one or more officers, any or all of its authority and discretion under this Section, to the full extent permitted by law and the rules of any exchange on which shares of Schwab common stock are traded. Subject to the requirements of applicable law, the Committee may also authorize one or more officers of the Company to administer claims under the Plan.

(iv) Any action by a delegate or an administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee, and references in this Plan to the Committee shall include any administrator, provided that the actions and interpretations of any administrator shall be subject to review and approval, disapproval, or modification by the Committee.

SECTION 3. PARTICIPANTS.

(a) General Rule. Participants may consist of all employees and consultants of Schwab and its subsidiaries, non-employee directors of the Board of Directors of Schwab (“Non-Employee Directors”) and non-employee directors of any subsidiary as determined by the Committee or its delegate. This determination may also be made by the Board or its delegate, except with respect to officers who are or may become Covered Employees. Any corporation or other entity in which a 50% or greater interest is at the time directly or indirectly owned by Schwab shall be a subsidiary for purposes of the Plan. Designation of a participant in any year shall not require the Committee to designate that person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The Committee shall consider all factors that it deems relevant in selecting participants and in determining the type and amount of their respective benefits.

(b) Non-Employee Directors. In addition to any awards that may be granted to them under Section 3(a), each Non-Employee Director shall receive an automatic equity grant, subject to the terms of subparagraph (iv) below, as follows:

(i) For each calendar year for which he or she serves as a Non-Employee Director following the year in which the Non-Employee Director begins service, each Non-Employee Director shall receive an equity grant with an aggregate value equal to $140,000, consisting of 50 percent Stock Options and 50 percent Restricted Stock Units covering shares of Schwab common stock. The number of Stock Options granted shall be determined by dividing $70,000 by the binomial value of a share of Schwab common stock on the date of grant and the number of Restricted Stock Units shall be determined by dividing $70,000 by the fair market value (defined as the average of the high and low price) of a share of Schwab common stock on the date of grant.

(ii) In the first calendar year upon joining the Board, each Non-Employee Director shall receive an automatic equity grant calculated in the manner specified in Section 3(b)(i), except that the value of the grant shall be equal to $140,000 multiplied by the number of months remaining in the calendar year during which the Non-Employee Director will first serve as a Non-Employee Director divided by twelve.

(iii) The awards described in subparagraph (i) for a particular calendar year will be granted to each Non-Employee Director on the second business day following each regular annual meeting of the Company’s stockholders, provided that the Non-Employee Director continues to serve as a Non-Employee Director through the date of such annual meeting. Otherwise, no award shall be granted with respect to such calendar year. The awards described in subparagraph (ii) for a particular calendar year will be granted to each Non-Employee Director either (A) on the second business day following the regular annual meeting of the Company’s stockholders for the calendar year in which the Non-Employee Director is first appointed or elected to the Board, if the Non-Employee Director is elected or appointed to the Board on or before the date of such annual meeting or (B) on the date of the first meeting of the Board following the date the Non-Employee Director is first appointed or elected to the Board, if the Non-Employee Director is elected or appointed to the Board after the date of the regular annual meeting of the Company’s stockholders.

(iv) Each stock option shall be subject to the following terms and conditions:

(A) Each stock option shall be designated as a non-qualified stock option that is not intended to meet the specific requirements set forth in section 422 of the Code (“Nonqualified Stock Option”);

(B) The term of each Nonqualified Stock Option shall be 10 years; provided, however, that any unexercised Nonqualified Stock Option shall expire on the earlier of (I) the date 10 years after the date of grant; or (II) three (3) months following the date that the participant ceases to be a Non-Employee Director or an employee for any reason other than retirement (as defined in subparagraph (v) below), death or disability. If a participant ceases to be a Non-Employee Director or employee on account of death or disability, any unexercised Nonqualified Stock Option shall expire on the earlier of the date 10 years after the date of grant or one year after the date of death or disability of such director, and if a participant ceases to be a Non-Employee Director or employee on account of retirement, any unexercised Nonqualified Stock Option shall expire on the date 10 years after the date of grant; and

(C) The exercise price under each Nonqualified Stock Option shall be equal to the fair market value on the date of grant as determined by the Committee.

(v) The awards described in subparagraphs (i) and (ii) shall become vested and exercisable in accordance with the following schedule:

Cumulative Vesting Percentage of Award
1[s]t anniversary of grant date	25%
2[n]d anniversary of grant date	50%
3rd anniversary of grant date	100%

Notwithstanding the foregoing, the awards described in subparagraphs (i) and (ii) shall be fully vested on the Non-Employee Director’s death, disability (as such term is defined in the applicable award agreement) or retirement from the Board. For purposes of this Section 3(b), “retirement” shall mean a Non-Employee Director’s resignation or removal from the Board at any time after he or she has either attained age 70 or completed five years of service as a Non-Employee Director.

(vi) Each Restricted Stock Unit represents the right to receive a share of Schwab common stock subject to the conditions set forth in the applicable award agreement (“Restricted Stock Unit”). If Schwab pays cash dividends on shares of Schwab common stock, each Restricted Stock Unit shall receive a dividend equivalent payment equal to the dividend paid per share of Schwab common stock multiplied by the number of unvested Restricted Stock Units. Each such payment shall be made as soon as practicable following the payment of the actual dividend, but in no event beyond March 15th of the year following the year the actual dividend is paid.

SECTION 4. STOCK SUBJECT TO PLAN.

(a) Basic Limitation. There is hereby reserved for issuance under the Plan an aggregate of:

(i) 75 million shares of Schwab common stock; plus

(ii) any shares of Schwab common stock subject to outstanding awards under the Prior Plans as of the Effective Date that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in shares); plus

(iii) any shares of Schwab common stock that were issued under the Prior Plans and are reacquired by Schwab after the Effective Date.

The aggregate maximum number of shares of Schwab common stock available under subparagraphs (ii) and (iii) is 150 million. To the extent an award is paid in cash, it shall not reduce the limits of this Section 4(a).

(b) Share Usage. If there is a lapse, expiration, termination or cancellation of any stock option issued under the Plan prior to the issuance of shares under the Plan or if shares of common stock are issued under the Plan and thereafter are reacquired by Schwab, the shares subject to those options and the reacquired shares shall be added to the shares available for benefits under the Plan. Shares covered by a benefit granted under the Plan or a Prior Plan shall not be counted as issued unless and until they are actually issued and delivered to a participant. Any shares covered by a Stock Appreciation Right shall be counted as issued only to the extent shares are actually issued to the participant upon exercise of the right. In addition, any shares of common stock exchanged by a participant as full or partial payment to Schwab of the exercise price under any Stock Option exercised under the Plan or a Prior Plan, any shares retained by Schwab pursuant to a participant’s tax withholding election, and any shares covered by a benefit which is settled in cash shall be added to the shares available for benefits under the Plan. All shares issued under the Plan may be authorized and unissued shares, issued shares reacquired by Schwab or other shares that are treasury shares.

(c) Participant Limits. Under the Plan, no participant may be granted in any fiscal year of the Company:

(i) Stock Options or SARs relating to more than 5 million shares of Schwab common stock in the aggregate, and

(ii) Restricted Stock, Restricted Stock Units, Performance Stock, Performance-based Restricted Stock Units, Performance Units denominated in shares of Schwab common stock, or Other Stock Awards that are subject to the attainment of Performance Criteria described in Section 5(g) relating to more than 1 million shares of Schwab common stock in the aggregate, and

(iii) Performance Units denominated in cash or Other Cash Awards that are subject to the attainment of Performance Criteria described in Section 5(g) that could entitle the participant to more than $10 million in the aggregate from that year’s awards (considering for this purpose the maximum that could be payable, including for above-target performance).

With respect to any Stock Option or SAR granted to a participant who is a Covered Employee that is canceled, the number of shares of Schwab common stock originally subject to such Stock Option or SAR shall continue to count against the limit specified in subparagraph (i) above in accordance with Section 162(m) of the Code.

(d) Adjustments. The shares reserved for issuance and the limitations set forth in this Section 4 shall be subject to adjustment in accordance with Section 6.

SECTION 5. AWARDS.

(a) General. Benefits under the Plan shall consist of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock, Performance-based Restricted Stock Units, Performance Units, and Other Stock or Cash Awards, all as described below. Each award under the Plan shall be evidenced by a written award agreement in paper or electronic form approved by the Committee. Such agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of award granted and such other terms and conditions as the Committee may specify.

(b) Stock Options. Stock Options may be granted to participants at any time as determined by the Committee. The Committee shall determine the number of shares subject to each option and whether the option is an incentive stock option described in section 422(b) of the Code (an “Incentive Stock Option”); provided that only a common-law employee shall be eligible for the grant of an Incentive Stock Option. No participant may be granted Incentive Stock Options (under this Plan or any other Incentive Stock Option plan of the Company and its affiliates) which are first exercisable in any calendar year for shares of Schwab common stock having an aggregate fair market value (determined as of the date an option is granted) that exceeds $100,000; any Stock Option granted under the Plan that exceeds this limit shall be a Nonqualified Stock Option. The option price for each option shall be determined by the Committee but shall not be less than 100% of the fair market value of Schwab’s common stock on the date the option is granted (110% in the case of an Incentive Stock Option granted to an individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (a “10% Stockholder”). Each option shall expire at such time as the Committee shall determine at the time of grant. Options shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine; provided, however, that no option shall be exercisable later than the tenth anniversary of its grant (five years in the case of an Incentive Stock Option granted to a 10% Stockholder). The option price, upon exercise of any option, shall be payable to Schwab in full by:

(i) cash payment or its equivalent;

(ii) surrendering, or attesting to the ownership of, shares of Schwab stock that are already owned by the participant;

(iii) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to Schwab the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price and any withholding taxes due to Schwab; and

(iv) such other methods of payment as the Committee, at its discretion, deems appropriate; provided, however, that no method of payment will be permitted if it would result in a violation of applicable law, as determined by the Committee in its sole discretion.

In no event shall the Committee cancel any outstanding Stock Option for the purpose of reissuing the option to the participant at a lower exercise price or reduce the option price of an outstanding option.

Notwithstanding anything in this Section 5(b) to the contrary, Stock Options may be granted only to individuals who provide direct services on the date of grant of the Stock Option to the Company or another entity in a chain of entities in which the Company or another such entity has a controlling interest within the meaning of Treasury Regulation section 1.409A-1(b)(iii)(E) in each entity in the chain.

(c) Stock Appreciation Rights. Stock Appreciation Rights (“SARs”) may be granted to participants at any time as determined by the Committee. An SAR may be granted in tandem with a Stock Option granted under this Plan or on a free-standing basis. The Committee also may, in its discretion, substitute SARs for outstanding Stock Options. The grant price of a tandem or substitute SAR shall be equal to the option price of the related option. The grant price of a free-standing SAR shall be equal to the fair market value of Schwab’s common stock on the date of its grant. An SAR may be exercised upon such terms and conditions and for such term as the Committee in its sole discretion determines; provided, however, that the term shall not exceed the option term in the case of a tandem or substitute SAR or ten years in the case of a free-standing SAR and the terms and conditions applicable to a substitute SAR shall be substantially the same as those applicable to the Stock Option which it replaces. Upon exercise of an SAR, the participant shall be entitled to receive payment from Schwab in an amount determined by multiplying the excess of the fair market value of a share of Schwab common stock on the date of exercise over the grant price of the SAR by the number of shares with respect to which the SAR is exercised. The payment may be made in cash or stock, at the discretion of the Committee. Notwithstanding anything in this Section 5(c) to the contrary, SARs may be granted only to individuals who provide direct services on the date of grant of the SAR to the Company or another entity in a chain of entities in which the Company or another such entity has a controlling interest within the meaning of Treasury Regulation section 1.409A-1(b)(iii)(E) in each entity in the chain.

In no event shall the Committee cancel any outstanding SAR for the purpose of reissuing the SAR to the participant at a lower grant price or reduce the grant price of an outstanding SAR.

(d) Restricted Stock and Restricted Stock Units. Restricted Stock and Restricted Stock Units may be awarded or sold to participants under such terms and conditions as shall be established by the Committee. Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, any of the following (i) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or (ii) a requirement that the holder forfeit (or in the case of shares or units sold to the participant resell to Schwab at cost) such shares or units in the event of termination of employment during the period of restriction. All restrictions shall expire at such times as the Committee shall specify. Settlement of vested Restricted Stock Units may be made in the form of (a) cash, (b) shares of Schwab common stock or (c) any combination of both, as determined by the Committee. Restricted Stock Units may be settled in a lump sum or in installments as specified in the applicable award agreement. The distribution may occur or commence when all vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed, or it may be deferred to any later date in accordance with Section 9, as provided for in the applicable award agreement.

(e) Performance Stock. The Committee shall designate the participants to whom long-term performance stock (“Performance Stock”), long-term performance-based restricted stock units (“Performance-based Restricted Stock Units”) or long-term performance units (“Performance Units”) are to be awarded and determine the number of shares or units, the length of the performance period and the other terms and conditions of each such award. Each award of Performance Stock, Performance-based Restricted Stock Units or Performance Units shall entitle the participant to a payment in the form of shares of common stock or cash (as provided in the award agreement) upon the attainment of performance goals and other terms and conditions specified by the Committee pursuant to Section 5(g) below. The Committee may, in its discretion, make a cash payment equal to the fair market value of shares of common stock otherwise required to be issued to a participant pursuant to a Performance Stock award.

(f) Other Stock or Cash Awards. In addition to the incentives described in paragraphs (b) through (e) of this Section 5, the Committee may grant other incentives payable in cash or in common stock under the Plan as it determines to be in the best interests of Schwab and subject to such other terms and conditions as it deems appropriate.

(g) Performance Goals.

(i) Awards of Restricted Stock, Restricted Stock Units, Performance Stock, Performance-based Restricted Stock Units, Performance Units and Other Stock or Cash Awards under the Plan may be made subject to the attainment of performance goals for a specified period of time (a “Performance Period”). In the case of an award that is intended to satisfy the performance-based exception to the deductibility limitation of Section 162(m) of the Code (the “Performance-Based Exception”), the categories of permissible performance goals include: income; operating income; pre-tax income; after-tax income; profit; pre-tax operating profits; pre-tax reported profits; pre-tax operating profit margin; pre-tax reported profit margin; after-tax operating profit margin; after-tax reported profit margin; revenue; revenue growth; operating revenue growth; cash flow; stockholder return;

net income; client net new assets; levels of client assets or sales (of products, offers or services); earnings per share; return on stockholders’ equity; return on stockholders’ common equity; return on investment; earnings; earnings before interest and taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); consolidated pre-tax earnings; net earnings; operating cash flow; free cash flow; free cash flow per share; cash flow return; economic value added; market value added; total stockholder return; debt/capital ratio; return on total capital; market share of assets; return on assets; return on net assets; return on capital employed; cost control; Schwab common stock price; capital expenditures; price/earnings growth ratio; sales; sales volume; and book value per share; cost of capital; cost of equity; and changes between years or periods that are determined with respect to any of the above-listed performance criteria (“Performance Criteria”). The Committee may establish other performance measures for awards that are not intended to qualify under the Performance-Based Exception. A performance goal may be measured relative to the performance of the Company as a whole or any business unit, department, division region or function of the Company or any subsidiary in which the participant is employed and may be measured relative to a peer group or index. If more than one performance goal is specified by the Committee for a Performance Period, the Committee shall also specify, in writing, whether one, all or some other number of such performance goals must be attained in order for the performance goals to be satisfied for the applicable award. Notwithstanding satisfaction of any performance goals, the number of shares issued or amounts paid under awards may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine, subject to the provisions of Section 5(g)(ii)(B) below.

(ii) For an award that is intended to qualify for the Performance-Based Exception:

(A) Not later than the 90th day of the Performance Period (or, in the event that a Performance Period is expected to be less than 12 months, not later than the date when 25% of the Performance Period has elapsed), the Committee shall select the participants for such period and establish in writing (I) the objective performance goals for each participant for that period based on one or more of the Performance Criteria, (II) the definition of each applicable performance goal, (III) the maximum amount payable under the award for attainment of the performance goals and the threshold level of attainment below which no amount will be paid under the award, in all cases subject to the per-participant limits described in Section 4, (IV) the method by which such amounts will be calculated, and (V) how performance will be measured against a goal to reflect the impact of extraordinary items and any other unusual or non-recurring items as specified in Section 5(g)(iii) below.

(B) The Committee may not in any event increase the amount of compensation payable to a Covered Employee upon the attainment of a performance goal. The Committee shall determine and certify in writing, for each participant, the extent to which the performance goals have been met and the amount of the award, if any, to be made. The Committee has the absolute and unrestricted discretion to reduce the amount of the award that otherwise would be payable in connection with the attainment of the performance goals applicable to the award. It is expressly permissible to reduce the amount otherwise payable to zero.

(iii) In determining whether any performance goals have been satisfied, the Committee may exclude any or all extraordinary items (as determined under U.S. generally accepted accounting principles), and any other unusual or non-recurring items, including but not limited to, charges or costs associated with restructurings of the Company, discontinued operations and the cumulative effects of accounting changes. In addition, the Committee may adjust any performance goal for a year as it deems equitable to recognize unusual or non-recurring events affecting the Company, changes in tax laws or accounting procedures, mergers and acquisitions and any other factors as the Committee may determine. In the case of an award that is intended to qualify for the Performance-Based Exception, such exclusions and adjustments may only apply to the extent the Committee specifies in writing (not later than the time the performance targets are required to be established) which exclusions and adjustment the Committee will apply to determine whether a performance goal has been satisfied, as well as an objective manner for applying them, or to the extent that the Committee determined that they may apply without adversely affecting the award’s qualification for the Performance-Based Exception. To the extent that a performance goal is based on Schwab common stock, then in the event of any stock dividend, stock split, spin-off, split-off, spin-out, recapitalization or other change in the capital structure of the Company, merger, consolidation, reorganization, combination of shares, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or any other corporate transaction having an effect similar to any of the foregoing, the Committee shall make or provide for such adjustments in performance goals as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of participants. In the case of an award intended to qualify for the Performance-Based Exception, this shall apply only to the extent the Committee determined it will not adversely affect such qualification.

SECTION 6. ADJUSTMENT OF SHARES.

(a) Adjustments. If Schwab shall at any time change the number of issued shares of common stock by stock dividend, stock split, spin-off, split-off, spin-out, recapitalization, or other change in the capital structure of the Company, merger, consolidation, reorganization, combination, exchange of shares, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or any other corporate transaction having an effect similar to any of the foregoing, then, in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee shall equitably adjust, as it determines to be necessary and appropriate, the total number of shares reserved for issuance under the Plan, the maximum number of shares that may be made subject to an award in any fiscal year, and the number of shares covered by each outstanding award and the price therefor, if any. Any such adjustment to an Incentive Stock Option shall be made in a manner that permits the Incentive Stock Option to continue to meet the requirements of Section 422 of the Code. The Committee shall also adjust the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in the first sentence of this Section 6(a)) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are needed to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all participants under the Plan.

(b) Corporate Transactions. In the event that Schwab is a party to a merger or other reorganization, outstanding awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for (i) the continuation of the outstanding awards by Schwab, if Schwab is a surviving corporation, (ii) the assumption of the outstanding awards by the surviving corporation or its parent or subsidiary, (iii) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding awards under this Plan, (iv) full exercisability or vesting and accelerated expiration of the outstanding awards or (v) settlement of the full value of the outstanding awards in cash or cash equivalents followed by cancellation of such awards.

(c) Substitution and Assumption of Benefits. Without affecting the number of shares reserved or available hereunder, the Board or the Committee may authorize the issuance of benefits under this Plan in connection with the assumption of, or substitution for, outstanding benefits previously granted to individuals who become employees of Schwab or any subsidiary as a result of any merger, consolidation, acquisition of property or stock, or reorganization, upon such terms and conditions as the Committee may deem appropriate, including but not limited to a Stock Option exercise price or SAR grant price that is less than fair market value, so long as such exercise price or grant price is determined in a manner that complies with the applicable requirements of Section 409A and Section 424 of the Code.

(d) Reservation of Rights. Except as provided in this Section 6, a participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by Schwab of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, kind or exercise price of shares subject to a Stock Option or other award. The grant of an award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets (or to undertake any other corporate action described in Section 6(a) above).

SECTION 7. TERMS OF AWARDS.

(a) Transferability. Except as otherwise determined by the Committee in the case of benefits other than Incentive Stock Options or SARs granted in tandem with Incentive Stock Options, each benefit granted under the Plan shall not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, other than by will or the laws of descent and distribution and each Stock Option and SAR shall be exercisable during the participant’s lifetime only by the participant or, in the event of disability, by the participant’s personal representative. In the event of the death of a participant, the exercise of any benefit or payment with respect to any benefit shall be made only by or to the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the benefit shall pass by will or the laws of descent and distribution.

(b) Change in Control. The Committee (in its sole discretion) may determine at the time of (or at any time after) the grant of an award, that upon a Change in Control of Schwab, that any outstanding Stock Option or SAR shall become vested and exercisable; all restrictions on any Restricted Stock or Restricted Stock Unit shall lapse; all performance goals shall be deemed achieved at target levels and all other terms and conditions met; Performance Stock shall be delivered; a Performance-based Restricted Stock Unit shall be paid out as promptly as practicable; a Performance Unit and Restricted Stock Unit shall be paid out as promptly as practicable; and any Other Stock or Cash Award shall be delivered or paid; provided, however, that this Section 7(b) shall not apply to awards pursuant to which a deferral election has been made in accordance with Section 9. A “Change in Control” shall mean the occurrence of any of the following events:

(i) Upon consummation of a reorganization, merger or consolidation (a “Business Combination”), in each case, unless, following such Business Combination:

(A) the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of Common Stock of the Company (the “Outstanding Common Stock”) and the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”) immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be; and

(B) no Person (as defined in subparagraph (iii) below) (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such other corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership of Outstanding Common Stock or Outstanding Voting Securities existed prior to the Business Combination; and

(C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(ii) If individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of (A) an actual or threatened election contest with respect to the election or removal of directors; (B) an actual or threatened solicitation of proxies or consents; or (C) any other actual or threatened action by, or on behalf of, any Person other than the Board; or

(iii) Upon the acquisition after the Effective Date by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then Outstanding Common Stock or (B) the combined voting power of the Outstanding Voting Securities; provided, however, that the following acquisitions shall not be deemed to be covered by this subparagraph (iii): (x) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by the Company, (y) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or (z) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subparagraph (i) above; or

(iv) The consummation of the sale of all or substantially all of the assets of the Company or approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding anything in this Plan or any award agreement to the contrary, to the extent any provision of this Plan or an award agreement would cause a payment of an award that is not exempt from Section 409A to be made specifically because of – (1) the occurrence of a Change in Control, or (2) a separation from service following a Change in Control (if the payment terms for such a separation from service are different than for other separations), then such payment shall not be made unless such Change in Control also constitutes a “change in the ownership of the Company,” a “change in effective control of the Company” or a “change in the ownership of a substantial portion of the assets of the Company” within the meaning of Section 409A. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change in Control (and other participant rights that are tied to a Change in Control, such as vesting, shall not be affected by this paragraph).

(c) Taxes. Schwab shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan, after giving the person entitled to receive such payment or delivery notice and Schwab may defer making payment or delivery as to any award, if any such tax is payable until indemnified to its satisfaction. A participant may pay all or a portion of Schwab’s minimum statutory withholding obligation arising in connection with the exercise of a Stock Option or SAR or the receipt or vesting of shares hereunder by electing to have Schwab withhold shares of common stock having a fair market value equal to such amount. The Committee may permit a participant to pay the withholding obligation applicable to an award by delivery to the Company of shares of Schwab common stock owned by the participant having a fair market value equal to the amount of such taxes or permit cashless exercise.

(d) Effective Date, Amendment and Termination. The Plan is effective on the Effective Date and shall automatically terminate one day before the 10th anniversary of the Effective Date. The Board or the Committee may alter, amend or suspend the Plan from time to time or terminate the Plan at any time. However, no such action shall reduce the amount of any existing award or change the terms and conditions thereof without the participant’s consent unless such action is necessary or desirable (i) for the continued validity of the Plan or its compliance with Rule 16b-3 of the Exchange Act or any other applicable law, rule or regulation or pronouncement, or (ii) to avoid any adverse consequences under Section 162(m) of the Code, Section 409A of the Code or any requirement of a securities exchange or association or regulation or self-regulatory body. Stockholder approval shall be obtained for any Plan amendment to the extent necessary or desirable to comply with applicable laws, regulations or rules.

(e) Fair Market Value. The fair market value of a share of Schwab common stock on a given determination date shall equal:

(i) The closing sales price of a share as reported on the New York Stock Exchange (NYSE) on the applicable determination date (except in the case of a share of Restricted Stock or a Restricted Stock Unit, which shall be the average of the high and low price of a share as reported on NYSE on the applicable determination date), or

(ii) If no sales of shares are reported for such date, the mean between the bid and asked price of a share on NYSE at the close of the market on such date, or

(iii) If the day is not a trading day, and as a result, paragraphs (i) and (ii) above are not applicable, the fair market value of a share shall be determined as of the next preceding day on which sales were made on the NYSE;

(iv) In the event that the method for determining fair market value described in clauses (i), (ii) and (iii) is not practicable, as determined by the Committee in its discretion, the fair market value of a share determined in accordance with any other reasonable method as the Committee, in its discretion, may deem equitable, or as required by applicable law or regulation, which method shall be one that is deemed to constitute fair market value for purposes of Section 409A of the Code to the extent it is used with respect to a Stock Option or SAR.

(f) Dividend Equivalents. Any participant selected by the Committee, in its sole discretion, may be granted dividend equivalents based on the dividends declared on shares that are subject to any award, to be credited as of dividend payment dates, during the period between the date the award is granted and the date the award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional shares by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding the foregoing, no dividend equivalents will be paid contingent on the exercise of a Stock Option or SAR.

(g) Other Provisions. The award of any benefit under the Plan may also be subject to other provisions (whether or not applicable to the benefit awarded to any other participant) as the Committee determines appropriate, including provisions intended to comply with applicable securities laws and stock exchange or stock market requirements, understandings or conditions as to the participant’s employment, requirements or inducements for continued ownership of common stock after exercise or vesting of benefits, forfeiture of awards in the event of termination of employment shortly after exercise or vesting, or breach of noncompetition or confidentiality agreements following termination of employment, or provisions permitting the deferral of the receipt of a benefit for such period and upon such terms as the Committee shall determine.

(h) Non-U.S. Employees. In the event any benefit under this Plan is granted to an employee who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individuals to comply with applicable law, regulation or accounting rules.

(i) Governing Law. The Plan and any actions taken in connection herewith shall be governed by and construed in accordance with the laws of the state of Delaware (without regard to applicable Delaware principles of conflict of laws).

(j) Section 409A. At all times, this Plan shall be interpreted and operated (i) with respect to awards subject to Section 409A of the Code (“Section 409A”), in accordance with the requirements of Section 409A and the regulatory guidance thereunder unless an exemption from Section 409A is available and applicable, (ii) to maintain the exemptions from Section 409A of Stock Options, SARs and Restricted Stock and any awards designed to meet the short-deferral exception under Section 409A, and (iii) to preserve the status of deferrals of compensation that were earned and vested prior to January 1, 2005 as exempt from Section 409A, i.e., to preserve the grandfathered status of such deferrals. To the extent there is a conflict between the provisions of the Plan relating to compliance with Section 409A and the provisions of any award agreement issued under the Plan, the provisions of the Plan control. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an award that is subject to Section 409A to the extent such discretionary authority would conflict with Section 409A. In addition, to the extent required to avoid a violation of the applicable rules under Section 409A by reason of Section 409A(a)(2)(B)(i), any payment under an award shall be delayed until the earliest date of payment that will result in compliance with the rules of Section 409A(a)(2)(B)(i) (regarding the required six-month delay for distributions to specified employees that are related to a separation from service). In the event that any award shall be deemed not to comply with Section 409A, then neither the Company, the Board, the Committee nor its or their designees or agents, nor any of their affiliates, assigns or successors (each a “protected party”) shall be liable to any award recipient or other person for actions, inactions, decisions, indecisions or any other role in relation to the Plan by a protected party if made or undertaken in good faith or in reliance on the advice of counsel (who may be counsel for the Company), or made or undertaken by someone other than a protected party.

SECTION 8. PAYMENT OF DIRECTORS’ FEES DEFERRALS IN SECURITIES.

In the event a Non-Employee Director elects pursuant to and in accordance with the terms of Schwab’s Directors’ Deferred Compensation Plan II (or any predecessor or successor to such plan) to defer receipt of the payment of his or her annual cash retainer from Schwab in the form of Restricted Stock Units, Nonqualified Stock Options, Restricted Stock, Other Stock Awards or a combination thereof, such Nonqualified Stock Options, Restricted Stock Units, Restricted Stock, and Other Stock Awards shall be issued under this Plan. For purposes of this Section 8, the term “Non-Employee Director” shall also include a non-employee director of any Subsidiary, if the Committee has approved participation by such non-employee director in Schwab’s deferred compensation plan for directors. The number and form of each award to be granted to Non-Employee Directors pursuant to this Section 8 in connection with a deferral election under the Directors’ Deferred Compensation Plan II (or any predecessor or successor to such plan) shall be determined in accordance with the provisions of that plan, but the terms of each such award shall be determined by the Committee or its delegate in accordance with the provisions of this Plan.

SECTION 9. DEFERRAL OF AWARDS.

Subject to the requirements of Section 409A, the Committee (in its sole discretion) may permit or require a participant to have cash or shares that otherwise would be paid to such participant as a result of the settlement of a restricted stock unit or performance unit award credited to a deferred compensation account established for such participant by the Committee as an entry on Schwab’s books. A deferred compensation account may be credited with interest or other forms of investment return, as determined by the Committee. A participant for whom such an account is established shall have no rights other than those of a general creditor of Schwab. Such an account shall represent an unfunded and unsecured obligation of Schwab and shall be subject to the terms and conditions of the applicable agreement between such participant and Schwab. If the deferral or conversion of awards is permitted or required, the Committee (in its sole discretion) may, consistent with the requirements of Section 409A, establish rules, procedures and forms pertaining to such awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 9 and such rules and procedures shall be set forth in detail in the applicable stock award agreement or other deferral agreement.

SECTION 10. DEFINED TERMS.

“10% Stockholder”	5
“Board”	1
“Business Combination”	10
“Change in Control”	10
“Code”	1
“Committee”	1
“Company”	1
“Covered Employees”	2
“Effective Date”	1
“Exchange Act”	1
“Incentive Stock Option”	5
“Incumbent Board”	10
“Non-Employee Directors”	2
“Nonqualified Stock Option”	3
“Outstanding Common Stock”	10
“Outstanding Voting Securities”	10
“Performance Criteria”	7
“Performance Period”	7
“Performance Stock”	6
“Performance Units”	6
“Performance-Based Exception”	7
“Performance-based Restricted Stock Units”	6
“Person”	10
“Plan”	1
“Prior Plans”	1
“Restricted Stock Unit”	4
“SARs”	6
“Schwab”	1
“Section 409A”	12

211 Main Street

San Francisco, CA 94105

(415) 667-7000

www.schwab.com

www.aboutschwab.com

LGL13902-14 (03/13)

00091406

Shareowner Services P. O. Box 64945 St. Paul, MN 55164-0945
Address change? Mark box, sign, and indicate changes below: ☐	COMPANY #

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

The Board of Directors Recommends a Vote “FOR” Proposals 1(a) through 1(d), 2, 3 and 4,

and “AGAINST” Proposals 5 and 6.

    Please fold here – Do not separate

Election of directors:
		FOR	AGAINST	ABSTAIN

1(a)	Stephen A. Ellis	☐	☐	☐

1(b)	Arun Sarin	☐	☐	☐

1(c)	Charles R. Schwab	☐	☐	☐

1(d)	Paula A. Sneed	☐	☐	☐

2.	Ratification of independent auditors				☐	For	☐	Against	☐	Abstain

3.	Advisory approval of named executive officer compensation				☐	For	☐	Against	☐	Abstain

4.	Approval of 2013 Stock Incentive Plan				☐	For	☐	Against	☐	Abstain

5.	Stockholder proposal regarding political contributions				☐	For	☐	Against	☐	Abstain

6.	Stockholder proposal regarding proxy access				☐	For	☐	Against	☐	Abstain

WHEN THIS PROXY IS PROPERLY EXECUTED YOUR SHARES WILL BE VOTED: (1) AS DIRECTED; (2) IF NO DIRECTION IS GIVEN: FOR PROPOSALS 1(a) THROUGH 1(d), 2, 3 AND 4, AND AGAINST PROPOSALS 5 AND 6; AND (3) ACCORDING TO THE BEST JUDGMENT OF CHARLES R. SCHWAB, WALTER W. BETTINGER II AND/OR CARRIE E. DWYER IF ANY OTHER MATTER COMES BEFORE THE ANNUAL MEETING FOR A VOTE .

Date
Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 16, 2013

2:00 p.m. (Pacific Time)

211 Main Street

San Francisco, CA 94105

The Annual Meeting of Stockholders also will be hosted as a virtual event via the Internet.

To attend the meeting via the Internet, visit www.schwabevents.com/corporation.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be held on May 16, 2013:

The proxy statement and annual report to security holders are available in the “Investor Relations” section of our web site at www.aboutschwab.com.

211 Main Street	proxy
San Francisco, CA 94105

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 16, 2013.

The shares of stock you hold in your account, as well as any shares you hold under The Charles Schwab Corporation Dividend Reinvestment Plan and/or The SchwabPlan Retirement Savings and Investment Plan will be voted as you specify on the reverse side.

If you sign and return your proxy card and no choice is specified, your shares will be voted “FOR” Proposals 1(a) through 1(d), 2, 3 and 4, and “AGAINST” Proposals 5 and 6.

By signing the proxy, you revoke all prior proxies and appoint Charles R. Schwab, Walter W. Bettinger II and/or Carrie E. Dwyer with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	PHONE	MAIL
www.eproxy.com/schw	1-800-560-1965
Mark, sign and date your proxy
Use the Internet to vote your proxy	Use a touch-tone telephone to	card and return it in the
until 12:00 p.m. (CT) on	vote your proxy until 12:00 p.m. (CT)	postage-paid envelope provided.
May 15, 2013.	on May 15, 2013.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.